                                                                    EXHIBIT 99.2




                                BASIC AGREEMENT

                                    BETWEEN

                             MEDUSA CEMENT COMPANY
                        (Division of Medusa Corporation)

                                      AND

                          THE CEMENT, LIME, GYPSUM AND

                            ALLIED WORKERS DIVISION

                (INTERNATIONAL BROTHERHOOD OF BOILERMAKERS, IRON
              BUILDERS, BLACKSMITHS, FORGERS AND HELPERS, AFL-CIO)

                            ACTING ON BEHALF OF ITS

                                  LOCAL UNION

                        Clinchfield, Georgia, Local D23

                                   EFFECTIVE

                           May 1, 1998 to May 1, 2004
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                                BASIC AGREEMENT

   I     Agreement and Purpose                                                                        3
  II     Union Recognition and Security                                                               4
 III     Seniority                                                                                    6
  IV     Job Security                                                                                 7
   V     Working Conditions                                                                           14
         Rates of Pay - Overtime                                                                      15
         Callouts and Off-Days                                                                        16
         Limitations Upon Overtime                                                                    16
         Eight Consecutive Hour Rest Premium                                                          18
         Wage Rate - Transfer and Assignments                                                         18
         Sunday Work                                                                                  19
         Reporting Pay                                                                                19
         Funeral Leave                                                                                19
         Jury Duty                                                                                    20
         Shift Changes                                                                                20
         Wash Time and Rest Breaks                                                                    20
  VI     Vacations with Pay                                                                           21
 VII     Holidays                                                                                     22
VIII     Wages                                                                                        24
  IX     Handling of Complaints                                                                       25
   X     Strikes and Lockouts                                                                         29
  XI     Safety                                                                                       29
 XII     Military Service                                                                             32
XIII     Supplemental Unemployment Benefit Plan                                                       33
 XIV     Subcontracting                                                                               33
  XV     Miscellaneous                                                                                34
 XVI     401(k)                                                                                       34
XVII     Term of Agreement                                                                            34


                                      2
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                               AGREEMENT BETWEEN
                             MEDUSA CEMENT COMPANY
                        (Division of Medusa Corporation)

                                      and

                      THE UNITED CEMENT, LIME, GYPSUM AND
                            ALLIED WORKERS DIVISION
             (International Brotherhood of Boilermakers, Iron Ship
              Builders, Blacksmiths, Forgers and Helpers, AFL-CIO)
                                 and Local D23

                      Effective May 1, 1998 to May 1, 2004

                                   ARTICLE I

                             AGREEMENT AND PURPOSE


(a) This Agreement is by and between Medusa Cement Company, a Division of Medusa Corporation, hereinafter called the "Company", and the Cement, Lime, Gypsum and Allied Workers Division (International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers, AFL-CIO), hereinafter called the "Union", acting on behalf of its Local Union, whose members are employees of Medusa Cement Company.

(b) The Company and the Local Union at each plant have negotiated a Local Agreement. Each Local Agreement has the same effective date and the same expiration date as this Basic Agreement. Local Supplemental Agreements shall not conflict or serve to modify provisions of this Basic Agreement.

(c) It is the policy of the Company and the Union that the provisions of Agreement shall be applied to all employees without regard to race, color, sex, age, religious creed, national origin, handicap or Vietnam Era Veteran status.

      The Masculine words "he", "his" and "him" as used in this Agreement also shall mean the feminine words, "she" and "her".





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                                   ARTICLE II

                         UNION RECOGNITION AND SECURITY

(a) The Company recognizes the Union as the exclusive representative for all hourly rated production, maintenance, quarry and laboratory employees, excluding all office employees and all supervisors as defined by the National Labor Relations Act, as amended, for the purposes of collective bargaining in respect to wages, hours and working conditions at its plants located at:

                       Clinchfield, Georgia, Local D23

(b) It shall be a condition of employment that all employees of the Company covered by this Agreement who are members of the Union in good standing on the execution date of this Agreement shall remain members in good standing and those who are not members in good standing on the execution date of this Agreement shall on the thirtieth (30th) day following the execution date of this Agreement become and remain members in good standing in the Union. It shall also be a condition of employment that all employees covered by this Agreement and hired on or after its execution date shall on the thirtieth (30th) day following the beginning of such employment become and remain members in good standing in the Union. (Because of State law, the above does not apply to Local D23 at Clinchfield, Georgia).

(c) The term "employee" as used in this Agreement refers only to an employee whose job is set forth in the Job Classification list attached to each Local Agreement or any subsequent job added to the list during the term of the Agreement.

(d) The Company will deduct from the monthly earnings of any of its employees his Initiation Fee and Union Membership Dues and will pay the same to the party to whom such employee directs the Company in writing. Each such employee desiring such deduction to be made from his earnings must present to the Company his signed order, which shall be substantially as follows:

      "I hereby authorize and direct the Medusa Cement Company to deduct and pay from my earnings accumulated to my credit my Initiation Fee and Union
      Membership Dues, and pay same to ............ I further agree to hold the
      Medusa Cement Company harmless on account of deductions and payment herein authorized."

      Medusa Cement Company ...

      ------------------------------
      Timekeeper


      Employee Clock No.
                        ------------





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      This authorization may be canceled by the Union member on any anniversary date of this Agreement upon thirty (30) days prior written notice to the Company and the Union.

(e) The union shall furnish to the Plant Manager a written list of the names of employees who will serve on the committee. The number of employees on the committee shall be defined by each Local Agreement. If a vacancy occurs on the committee, the Plant Manager, shall be informed by letter of the name of the new member before a meeting is held. No other members of the Union who are employees at the Plants are eligible to attend these meetings unless previously agreed to by the parties hereto.

(f) Notwithstanding the provisions of Article II (b) above, any employee, who is a member of and adheres to established and traditional tenets or teachings of a bona fide religion, body or sect which has historically held conscientious objections to joining or financially supporting labor organizations shall not be required to join or financially support the Union as a condition of employment; provided, however, that each such employee shall, as a condition of his or her employment, in lieu of the payment of periodic dues and initiation fees to the Union, pay sums equal to such dues and initiation fees to any one of the following nonreligious charitable funds, which are exempt from taxation under Section 501(C)(3) of the Internal Revenue Code:

                 1.    City of Hope
                 2.    American Cancer Society
                 3.    American Heart Association
                 4.    National Multiple Sclerosis Society
                 5.    American Red Cross

      It is expressly understood that any such employee holding conscientious objections and choosing not to join or financially support the Union, who requests the Union to use the grievance arbitration procedure on the employee's behalf, shall be required to pay to the Union the reasonable cost of processing any grievance on his or her behalf including reasonable cost of arbitration if any. (Because of State law this does not apply to Local D23 at Clinchfield, Georgia.)

(g) Upon receipt from an employee authorizing payroll deduction and specifying the amount to be deducted, the Company will deduct voluntary contribution to the City of Hope. All amounts so deducted shall be remitted by the Company to the City of Hope.

      The Company shall be held harmless from any claim, demand or action arising out of such deductions.

      Employees contributing to the City of Hope cannot discontinue or change such contributions for one year.





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                                  ARTICLE III

                                   SENIORITY

(a)   The seniority unit shall be plant-wide.

(b) Seniority is continuous service which shall be calculated from date of first employment or re-employment following a break in continuous service, whichever occurs later.

      When two or more employees are hired on the same day, the employee with the lowest last four (4) digits in their social security number shall be senior to the employee with the highest last four (4) digits. This paragraph is effective May 10, 1978.

(c) New employees and those hired after a break in continuity of service will be regarded as probationary employees for the first sixty (60) days of work and will receive no continuous service credit during such period. Probationary employees may file and process grievances under this Agreement, but may be laid off or discharged as exclusively determined by the Company. Probationary employees who continue in the service of the Company subsequent to the first sixty (60) days of work shall receive full continuous service credit from date of the most recent hiring. (PROBATIONARY PERIOD MAY BE INCREASED THIRTY (30) ADDITIONAL WORK DAYS SUBJECT TO APPROVAL BY THE UNION.)

(d)   An employee covered by this Agreement shall lose his entire seniority if:

      (1)    He voluntarily quits;

      (2) He is discharged for cause and not rehired within six (6) months or reinstated;

      (3) An employee's seniority shall be broken and his employment terminated effective on date of his acceptance of Termination benefits under the provisions of the Supplemental Unemployment Benefit Plan Agreement;

      (4) The employee is on layoff or disability for a period of three years or 50% of his seniority attained at the start of such absence, whichever is less.

(e) A leave of absence for the purpose of accepting a position with The Cement, Lime, Gypsum and Allied Workers Division at the Local, district, or international level, or the AFL-CIO or any of its subordinate bodies, shall be available to not more than three (3) employees from each plant at any one time. Applications for such leave shall be submitted to the Company in writing thirty (30) days prior to the effective date of such leave to permit proper provisions to be made to fill the job to be vacated. Leaves of absence for this purpose shall be for an indefinite period. During such leave, seniority shall accumulate. Group insurance coverage shall be suspended after thirty (30) days of such leave.

      All insurance coverages will be reinstated upon returning to work with the Company. Upon returning to work such employee will be reinstated on his former job, providing it is





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      still in existence; if not, he shall be eligible to apply for any job within the bargaining unit by means of the existing bidding procedure or by bumping.

(f) The Company shall attach to each Local Agreement a list of employee's seniority dates in order of hiring and a list of the probationary employees.

(g) Temporary summer employees may be employed by the Company from May 1st through September 30th in order to facilitate filling of vacancies caused by vacations during these months. Employment of summer employees will be subject to the following conditions:

      (1) No summer employee will be hired when any regular employee is on layoff or drawing short workweek benefits.

      (2) All summer employees will be required to join the Union under the same terms and conditions as required in Article II, Sections (b) and (d) of the Basic Agreement.

      (3) All summer employees must sign an appropriate form which will spell out the terms of their employment including but not limited to an agreement to commence their employment on a specified date and terminate their employment on a specified date. Such dates must be in accordance with the time period specified in this section.

      (4) The term of employment will not be changed, altered or extended unless mutually agreed to by both the Company and the Local Union Committee.

      (5) Summer employees shall not accumulate seniority nor be eligible to bid on any new job or vacant job which may occur during their terms of employment.

      (6) A summer employee will not become eligible for a floating holiday and will not have any vacation rights.

      (7) Summer employees will not participate in the Company's pension, S.U.B. and insurance programs.

      The above will be in full force and effect, except that if any portion is found to be contrary to any federal, state or local law, it shall be changed to comply with said law.

                                   ARTICLE IV

                                  JOB SECURITY

(a)   (1)    Whenever the installation of mechanical equipment, change in production methods, the installation of new or larger equipment, the combining of jobs or the elimination of jobs, will have an effect on the job status of one or more employees, the Company will give the Union reasonable advance notice of same and, upon request by the Union, will promptly meet with the Union to review and explore the effects of such installation or installations or change or changes upon the working force.





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      (2)    Employees will not be terminated by the Company as the result of mechanization, automation, change in production methods, the installation of new or larger equipment, the combining of jobs or the elimination of jobs.

      (3) Whenever an employee is no longer needed on his regular job as a result of circumstances described in (1) above, such employee may apply for any job or jobs within the bargaining unit on which an incumbent has less seniority, and for which he could reasonably be expected to qualify within a ninety (90) day on-the-job training period unless the employee applying for such job is disqualified due to physical reasons.

             The rate of pay for such employee shall not be less than ninety-five percent (95%) of the rate for the regular job from which he was displaced, irrespective of the rate of the job which he applies for and obtains.

             The ninety-five percent (95%) of rate protection shall apply for a minimum period of one (1) year, or a period equal to one-third (1/3) of an employee's seniority up to a maximum of two (2) years. If the affected employee is tendered training for a job which he could be reasonably expected to qualify for with a ninety (90) day on-the-job training period and refuses, he will not be entitled to any rate protection unless he has a bona fide reason for refusing. If an employee on ninety-five (95%) percent rate protection subsequently bids on and is awarded a lower rated job, he shall lose his rate protection.

      (4) Employees affected by the application of the foregoing procedures shall have and may exercise the same rights for retention and on-the-job training in accordance with their seniority status and the ninety-five percent (95%) rate guarantee shall also be applicable to them.

      (5) Employees who do not apply for and/or obtain a job in accordance with the provisions of (3), including employees displaced from their jobs but whose seniority status does not permit them to utilize job retention rights under the provisions of (3) or (4) will be placed on layoff status with recall rights in line with their seniority status for job vacancies which may thereafter occur.

      (6) The provisions of (3) of this Section do not apply to displacements or layoffs resulting from production curtailments, except that employees laid off and not recalled when production is resumed following curtailment will be entitled to the same rights as employees affected by the preceding (3).

      (7) Should the Company permanently shutdown the present facilities affording employment to the employees comprising the bargaining unit (the present facilities shall be deemed to have been permanently shutdown if all productive facilities are abandoned even though the shipping facilities continue to operate), the Company shall mail a notice informing each affected employee that his employment with the Company has been terminated because of the permanent shutdown. The notice shall be mailed at least ninety
             (90) days prior to the shutdown to the employee's last address on the Company's records. Each employee who is mailed said notice shall have the following options:





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      A.     An employee who is not eligible for a normal (excluding thirty
             (30) year retirement pension) or late retirement pension may elect to transfer to another operation of the Company covered by a collective bargaining agreement with the Union in accordance with paragraph 8 or paragraph 9.

             Any transfer pursuant to paragraph 8 or 9 will occur not later than three (3) years after the last day the employee worked. An employee awaiting transfer shall be placed on layoff and shall receive S.U.B. Layoff or reduced layoff benefit provided the eligibility and other requirements of the S.U.B. Plan are met. An employee may void his election to transfer at any time during the three (3) year period. If the employee is eligible for an immediate pension at the time he voids his election to transfer, he shall retire, effective the date he voids his election, under the pension plan in effect at the time of the permanent shutdown. An employee may also void his election in order to apply for S.U.B. Termination benefits.

      B. An employee who is eligible for an immediate pension at the date of the permanent shutdown shall retire as of the effective date of the permanent shutdown, except

             1. An employee whose combined age and years of service equal 62 or more but less than 65 may elect layoff until his combined age and years of service equal 65 at which time the employee shall retire and receive a permanent shutdown pension. The pension plan in effect at the time of the permanent shutdown shall determine the retirement benefits payable to the employee. An employee who elects layoff under these conditions shall receive S.U.B. Layoff or reduced layoff benefits provided the eligibility and other requirements of the S.U.B. Plan are met.

             2. An employee who is eligible for an immediate pension other than a normal or late retirement pension and who elects to transfer to another operation of the Company shall not retire unless the transfer is not accomplished.

             3. An employee shall not be required to retire under a disability retirement pension earlier than he would otherwise be required to retire if the Company had not permanently shut down the facilities.

             An employee who retires under the Pension Plan may also be entitled to receive S.U.B. Terminations benefits in accordance with the terms of the S.U.B. Plan.

      C. The employee may elect S.U.B. Termination Benefits in accordance with the terms of the S.U.B. Plan at any time within one (1) year after notice of termination has been mailed to him.

             An employee other than an employee who is eligible for an immediate pension may elect layoff prior to submitting his application for S.U.B. Termination Benefits and shall receive S.U.B. Layoff or reduced layoff benefits provided the eligibility and other requirements of the S.U.B. Plan are met.





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      D.     If the facilities which have been permanently shut down are reopened by the Company within three (3) years of the date of the permanent shutdown, an employee who has retired under the Pension Plan shall be eligible for recall in accordance with his seniority status at the time of the permanent shutdown. An employee who has elected S.U.B. Termination benefits shall also be eligible for recall in accordance with his seniority status at the time of the permanent shutdown. Any pensioner who has received S.U.B. Termination benefits and accepts recall and any former employee who has received S.U.B. Termination benefits and accepts recall shall repay said Termination benefits to the S.U.B. Trust Fund or to the Company, whichever was the source of the Termination benefits, in accordance with the S.U.B. Plan Agreement. Any employee who accepts recall shall have his previously accumulated seniority rights, pension, S.U.B., insurance and vacation credits as of the last day the employee worked or at the date of permanent shutdown, whichever occurs later, reinstated on the date he returns to work.

      E. An employee who is not eligible for an immediate pension may elect layoff and shall receive S.U.B. Layoff or reduced layoff benefits provided the eligibility and other requirements of the S.U.B. Plan are met.

             The employment rights of any employee on layoff shall terminate three (3) years after the last day the employee worked and the employee's seniority shall be broken.

      F. An employee's participation in the group insurance program shall terminate effective the day following the last day the employee worked and pending claims shall be processed in accordance with the terms of the existing group insurance program. No employee shall be eligible for holiday pay or vacation pay other than vacation pay due after the last day the employee worked or the date of the permanent shutdown, whichever occurs later. No employee shall accumulate credited service under the pension plan after the last day the employee worked or the date of the permanent shutdown, whichever occurs later.

    (8) In the event the Company constructs a new plant that will affect the employment status of employees in the Company's plant or plants comprising a bargaining unit, such employees shall be given an opportunity to make application for employment in the new plant before it starts operation, and such employees shall be given preferential employment right for the highest rated job the employee is capable of performing. Such an employee shall transfer with him all of his previously accumulated pension, S.U.B., insurance and vacation credits. His seniority rights at the former plant shall terminate upon his establishment of seniority rights in the new plant.

    (9) When an employee has been laid off or displaced because of permanent changes in the working force or because of a plant closing, he may make written application within fifteen (15) days of layoff or displacement for employment in another plant of the Company, and he shall be given preferential employment rights for job openings at such other plant, providing such employee is capable of performing the job that may be available at such other plant of the Company. Any employee so transferring from one plant to another of the Company shall retain his previously accumulated pension, S.U.B., insurance and vacation credits. His seniority rights at the former plant shall terminate upon his establishment of seniority rights in the plant to which he transferred.





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    (10)     Employees transferring from one plant to another as provided in
             (a) (7), (8) and (9) of this Article will receive a moving expense allowance. The Company will reimburse each employee for actual moving expenses incurred to move furniture and other household goods up to a maximum of $1,000 per employee.

(b) When a production curtailment or a plant shutdown causes a reduction in personnel in a department or throughout the plant, a senior employee whose regular job is not required shall have the option of accepting available work for which he is qualified or accepting layoff. A Senior employee who elects to accept available work shall be entitled to:

      (1) Bump any junior employee whose job was previously held by the senior employee on a permanent basis for a sufficient period of time to demonstrate his ability to satisfactorily perform the job as it is constituted at the time of the production curtailment or plant shutdown. The senior employee must attempt to bump into a job that he previously held in the reverse order of his promotions. In other words, he must first attempt to bump into the job he held immediately prior to his present job, except each employee may select one job that he had previously held on a permanent basis or is qualified to perform immediately, and for purposes of this section only, consider it to be the job he held immediately prior to his present job. Each employee may make such selection and this selection shall be updated effective on May 1, of each contract year at the employee's discretion.

             If the above procedure would result in an employee becoming a part of the labor crew, he may exercise his bumping rights set forth in
             (2) prior to entering the labor crew.

      (2) An employee can bump a junior employee on a plant-wide basis except for any maintenance job, any laboratory job, or those in the control room operator classification, provided he is qualified to perform the job immediately.

             Employees who hold utility or vacation-relief jobs where the employee actually works on several different jobs on a scheduled basis shall be considered as having held those classifications on a permanent basis for purposes of this section (b).

             Any junior employee who is displaced by a senior employee shall have the same rights as the senior employee set forth herein.

             After the bumping is completed, the Company has the right to require a senior employee to perform available work during the curtailment or shutdown if there is no junior employee with the necessary qualifications to perform the work.

             A plant shutdown is defined as a period during which none of the clinker burning units are producing.





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             The wage rate paid during a production curtailment shall be the wage rate of the job performed. An employee who works on two or more jobs in one day shall be paid in accordance with Article V
             (j) (2).

             During periods of plant shutdowns when employees are needed for maintenance, repairs or work on plant alterations, the wage rate paid to employees who are retained for work during the first forty-five (45) days of plant shutdown shall not be less than the employee's regular straight time wage rate normally paid when the plant is producing. After forty-five (45) days, the wage rate paid shall be the wage rate of the job performed. An employee who works on two or more jobs in one day shall be paid in accordance with Article V (j) (2).

             The ninety-five (95%) percent rate protection is not applicable to any bumping under this procedure.

(c) When the Company determines that additional jobs are required during or following a production curtailment or a plant shutdown in order to maintain or increase the work force, the manner in which the reduction of forces took place pursuant to Article IV, Section (b) will be reversed.

      In the event that during a production curtailment or a plant shutdown an employee bids for and is awarded another job, he shall lose all rights pertaining to the job the employee previously held.

      Sections (b) and (c) of Article IV shall not add to, subtract from, or otherwise modify any maintenance training agreement by and between the Company and the International and/or Local Unions negotiated before or after the effective date of this Basic Agreement.

(d) The Company agrees to post a notice at least one week in advance of an intended shutdown. Whenever a layoff is planned because of a change or reduction in plant production requirements, the Company will, not less than seven (7) calendar days prior to the effective date of the layoff, post a bulletin stating the expected extent of such layoff, and the expected effect on the work force. In the event the required notice is not given in accordance with the above, the Company will pay the laid off employee(s) the scheduled time lost at the applicable straight-time hourly rate. The seven (7) calendar day period shall commence on the completion of the third shift following the day in which the notice was posted. The foregoing does not apply to disciplinary layoffs and layoffs because of curtailment made necessary by disaster or emergency conditions affecting the ability of the Company to physically operate the plant.

(e) Company personnel excluded from the bargaining unit shall not regularly perform bargaining unit work except temporarily in an emergency; for training or instruction purposes, for testing, diagnosis, analysis or when necessary to prevent disruption of the flow of operations or when necessary to meet the interest of efficient operations.

      Should a Company person excluded from the bargaining unit violate this commitment the Company will be required to pay to the effected worker or workers double time (his or their) regular straight time hourly rate for anytime worked by person not included in the bargaining unit, with a minimum of four (4) hours pay. If there is no affected worker, the penalty for such work shall be paid to the worker lowest in overtime in the classification and/or department.





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(f)   Any employee who becomes incapacitated and on the basis of competent medical opinion cannot perform the duties of his/her regular job may exercise his/her plant seniority through the bumping procedure to move to any position within the bargaining unit at the plant for which he/she could qualify within a reasonable period of time but not to exceed 90 days. This in no way affects the bidding right of the employee.

(g) Any employee who is displaced by an incapacitated employee pursuant to paragraph (f) of this section, may exercise his/her plant seniority to bump into another position within the bargaining unit at the plant for which he/she is qualified in the same manner as covered in the job bidding procedure. The 95% rate protection is not applicable to bumping under paragraphs (f) and (g).

(h) All vacancies and new jobs created shall be posted no later than the eighth day following the date the vacancy occurred or the new job was created. Said vacancies and new jobs shall be posted for seven (7) days to allow any employee to make application in writing for such job. The Company will consider every application in terms of:

      (1)    Seniority

      (2) The applicant's skill and ability and physical fitness measured against the requirements of the job.

             Where two or more applicants' qualifications in (2) are relatively the same, seniority shall govern.

             If an employee proves unsatisfactory, he shall be reinstated to his previous job. An employee who bids for and is awarded a job, excluding any employee who is disqualified subsequent to the award, may not bid any job in the same or lower bracket for six
             (6) months from the date he was awarded his new job without the consent of the Company; except that an employee may bid from an operating job to a maintenance job or a laboratory job, from a maintenance job to an operating job or a laboratory job, or from a laboratory job to an operating job or a maintenance job even though the employee is bidding a job in the same or lower bracket within six (6) months.

             This Section does not require the Company to award a job to any applicant if no applicants are qualified to perform the work.

             The Company has the right to assign any employee to fill a new job or to fill a vacancy until the job has been awarded.

             The Company will meet with the Local Union Committee to explain its decision when the Company awards a job to a junior applicant. Any senior applicant shall have the right to challenge the Company's award by filing a grievance in a timely manner. Any employee reinstated to his previous job shall have the right to challenge his disqualification by filing a grievance in a timely manner.

      (3) Once a job has been awarded, the Company will make every effort to place the successful bidder on the job as soon as possible, but within thirty (30) calendar days from the date of the job award. Should the Company fail to place the successful applicant on the job in the 30 day period, the applicant shall receive the rate of pay for the new job commencing with the 31st day, until such time as he is placed on the new job. At that time, he will be paid in accordance with this Basic Agreement, Local Supplemental Agreement, or plant practice, whichever is applicable.

             This shall not apply if the delay beyond thirty (30) days is caused by multiple bidding to fill the original vacancy.

                                   ARTICLE V

                               WORKING CONDITIONS

(a) Eight (8) hours shall be the regular workday and forty (40) hours shall be the regular work week. The workday shall commence with the beginning of the morning shift and workweek shall commence with beginning of the morning shift on Sunday (Monday at Clinchfield, Georgia).

(b) Work schedules for each workweek will be posted on Thursday of the previous week prior to the end of the first shift. If an employee's work schedule is changed after the end of the first shift of the preceding Thursday he shall be compensated by multiplying the regular straight-time hourly wage rate by one-half (0.5) hr the first eight (8) hours worked in his new schedule and the premium shall be paid in addition to whatever compensation the employee is otherwise entitled to receive under any other Section of this Agreement. An employee's work schedule is changed and the premium is paid when the employee is required by a schedule posted after the first shift on the previous Thursday to work hours in place of the hours the employee was required to work by the schedule posted prior to the end of the first shift on the previous Thursday.

      If an employee's work schedule is not posted on Thursday of the previous week prior to the end of the first shift as provided above, the first eight (8) hours worked the following week shall be considered out-of-schedule and will be paid accordingly.

(c) All hours worked and all hours paid shall be compensated by multiplying the regular straight-time hourly rate by one (1.0) unless expressly provided otherwise.

(d) Hours worked in excess of eight (8) hours in the workday and forty (40) hours in the workweek shall be paid for at the applicable overtime rate.

(e)   Rates of Pay - Overtime:

      (1) The applicable overtime rate shall be time and one half (1.5) the regular straight time hourly wage rate except on a Sunday or a holiday in which case the applicable overtime rate shall be:

             Sunday

             A.  Straight-Time

                 1.  Up to eight (8) hours                  1-1/2X
                 2.  Over eight (8) hours and up
                     to twelve (12) hours                   2X
                 3.  Over twelve (12) hours                 2-1/2X

             B.  Overtime and Callouts

                 1.  Eight (8) hours or less                2X
                 2.  Over eight (8) hours and up
                     to twelve (12) hours                   2-1/2X
                 3.  Over twelve (12) hours                 3X

             Holiday

             A.  Straight-time

                 1.  Up to eight (8) hours                  2-1/2X
                 2.  Over eight (8) hours and up
                     to twelve (12) hours                   3X

             B.  Overtime and Callouts

                 1.  For all hours worked                   3X

      (2) In the event an employee works more than twelve (12) hours in the workday, he shall be paid for all hours worked in excess of such twelve (12) hours at double the regular straight time hourly rate.

             After an employee has been engaged in work for twelve (12) consecutive hours, he shall be paid for all consecutive hours worked immediately succeeding and in excess of such twelve (12) hours at double the regular straight time hourly rate.

             If an employee is being paid the rate of double time under the foregoing paragraphs, his rate of pay shall not be reduced when his work continues into or overlaps his regular shift. However, the Company may exercise either of the following options:

      A. The Company may instruct the employee to continue to the end of the shift at the double time rate, or

      B. The Company may send the employee home at any time during the shift, provided the remainder of the shift is paid for at straight time, subject to a maximum payment of four (4) hours at straight time. Such employee cannot be called back to work until he has been off duty for eight (8) consecutive hours.

             In no event shall the first two provisions of the Section be applied to the same hours of work. The provision which creates the highest earnings shall be applied.

      (3) Callouts and Off-days: In case an employee is called for work during any hour in the day or week in addition to his regular schedule he shall receive a minimum of four (4) hours' pay for such work at the applicable overtime rate. However, if he is notified before the end of his regular shift to report early, it shall not be considered a callout. Callout hours and off-day hours are overtime hours. All Sunday callouts to be paid a minimum of four (4) hours at the applicable Sunday rate.

      (4) Lunch period interrupted by work assignments: One-half (1/2) hour at the applicable overtime rate shall be paid for any scheduled lunch period interrupted by a work assignment and either prior or subsequent to the regular lunch period, reasonable time for lunch shall be granted with pay for same at the employee's regular rate.

      (5) If an employee actually works seven consecutive workdays in the plant workweek, regardless of the number of hours worked on any workday, the employee shall be compensated by multiplying the regular straight-time hourly rate by one (1) for each and every hour worked during the seventh consecutive workday, and this premium shall be paid in addition to whatever compensation the employee is otherwise entitled to receive under any other Section of this Article.

(f)   Overtime paid on a daily basis shall not be duplicated on a weekly basis.

(g) If an employee does not work a regularly scheduled workday through action of the Company, excused absence or because of a holiday, that day shall be considered as actually a day worked for all overtime purposes.

(h)   Limitations Upon Overtime:

      (1) Every reasonable effort will be made by the Company to avoid requesting any employee to work overtime and the Company will consider under the circumstances involved any reasonable excuse from an employee for not working the overtime. Whenever an employee is laid off due to lack of work or because of curtailment of operations, no overtime work shall be scheduled on any work which the laid-off employee is capable of doing and is able to perform, except in cases of emergency repair or unscheduled absences of other employees. The foregoing to the contrary notwithstanding, a laid-off employee will not be called back to work unless there is at least thirty-two (32) hours work in the workweek for such employee.

      (2) Overtime in the various job classifications shall be equally divided as defined by the Local Agreement insofar as it is practical to do so. Any employee who is contacted and cannot work the overtime including callouts will be charged with the number of hours actually worked or paid, whichever is greater or according to the Local Agreement. Overtime worked or charged shall be posted weekly in each department by the foreman.

      (3) Employees who are called upon to work overtime shall not be laid off during their regular work time for the purpose of equalizing said overtime.

      (4) The Company will continue its practice of allowing a fifteen minute paid wash-up time on continuous overtime beyond the end of his shift. In addition, the Company will continue its practice of paying overtime in fifteen (15) minute increments.

      (5)    A.  Any employee who has not been notified of his overtime assignment at least twelve (12) hours prior to the commencement of the overtime assignment and who works more than ten (10) consecutive hours, shall be provided with a hot lunch which shall be eaten at the end of said ten (10) consecutive hours, or as soon as practical thereafter but no later than 30 minutes after the ten hours. Any employee who works in excess of fourteen (14) consecutive hours shall be provided with an additional lunch, and lunches will be furnished at the end of every four (4) consecutive hours worked thereafter.

            B. Any employee who is called out and works more than four (4) consecutive hours shall be provided with a hot lunch which shall be eaten at the end of said four (4) consecutive hours. In addition, said employee shall be provided with a hot lunch every four (4) consecutive hours worked thereafter.

                 There shall be no duplication of hot lunches under provisions A and B above. The employees shall be given reasonable time to eat his lunch without loss of pay.

      (C) THE COMPANY AGREES THAT THE ALLOWANCE FOR OVERTIME MEALS WILL BE INCREASED TO $6.00 EFFECTIVE MAY 1, 1998, TO $6.50 EFFECTIVE MAY 1, 2000 AND TO $7.00 EFFECTIVE MAY 1, 2002.

      (6) The purpose and intent of this Agreement is to refrain from working an employee beyond sixteen (16) consecutive hours excluding lunch periods. The Company agrees that they will not work any employee beyond sixteen (16) consecutive hours excluding lunch periods unless no other classified employee is available to do the work.

             However, in the event that a vacancy occurs that would require a classified employee to work more than sixteen (16) consecutive hours, the Company will fill that vacancy with another classified employee who has primary overtime rights, an employee with secondary overtime rights, or other qualified employee in the stated order.

             This Agreement does not absolve an employee from the requirement to stay on the job until properly relieved. However, the Company is required to make a diligent effort to provide a relief at the end of the sixteen (16) hour period. The Company will not use the eight (8) hour rest clause as an excuse to require an employee to continue working after sixteen (16) hours.

(i)   Eight Consecutive Hour Rest Premium

      (1) An Employee should receive at least eight (8) consecutive hours off work within the fourteen (14) consecutive hours immediately preceding the start of his next scheduled shift. In the event an employee does not receive eight (8) consecutive hours off work within the fourteen (14) consecutive hours immediately preceding the start of his next scheduled shift, the Company shall exercise one of the following options:

             A. Instruct the employee to report late for his next scheduled shift by the number of hours his longest consecutive off-duty period falls below eight (8) hours and pay the employee the appropriate straight-time rate for those hours not worked between the starting time of his scheduled shift and the time he reports to work in accordance with the Company's instructions. The appropriate straight time rate on the workday Sunday shall be one and one-half (1.5) and on a recognized holiday, two (2.0).

             B. Instruct the employee to work at the starting time of his scheduled shift. The employee shall receive a premium for those hours worked which, if added to his longest consecutive off-duty period, equal eight (8) hours. The premium shall be determined by multiplying the regular straight-time hourly rate by one (1). The premium shall be in addition to whatever compensation the employee is otherwise entitled to receive under any other Section of this Article.

      (2) If an employee does not receive at least eight (8) consecutive hours off work within the fourteen (14) consecutive hours immediately preceding the start of callout hours worked on an off-day (provided that any of the callout hours worked occur within the hours the employee would have otherwise been scheduled to work had the employee not been scheduled off), the employee shall receive a premium for those hours worked which, if added to his longest consecutive off-duty period, equal eight (8) hours. The premium shall be determined by multiplying the regular straight time hourly rate by one (1). The premium shall be in addition to whatever compensation the employee is otherwise entitled to receive under any other section of this Article.

(j)   Wage Rate - Transfer and Assignments

      (1) Employees temporarily transferred shall be paid the regular straight time hourly rate of the job being performed or the regular straight time hourly rate of his regular job, whichever is greater.

      (2) An employee regularly scheduled to work on two or more jobs having different wage rates shall receive the highest rate for the entire week. If a job is regularly scheduled to be performed each week at least one workday in the workweek, the employee filling that job shall receive the highest wage rate for the entire week. An employee who is scheduled to work five workdays during the workweek on a job or jobs having a higher straight time hourly wage rate or wage rates than the employee's regular straight time hourly rate, shall be paid at the higher straight time hourly wage rate for the entire week. An employee who works on two or more jobs in one day shall receive the highest wage rate for only the time worked on the higher rated job. However, should the employee work on a higher rated job(s) for four (4) or more hours in the workday he will receive the higher rate of pay for the entire day. The term "entire week" used in this section shall mean the 168 consecutive hours beginning at 7:00 a.m. on Sunday and ending at 7:00 a.m. on Sunday. The term "entire day" used in this Section shall mean the 24 consecutive hours beginning at 7:00 a.m. and ending the following day.

             The 168 consecutive hours mentioned above shall begin at 7:00 a.m. Monday and ending at 7:00 a.m. Monday, at Local D23, Clinchfield, Georgia.

      (3) The Company shall have the right to utilize employees to perform any job; provided, however, overtime and callouts in any classification shall be offered to the available classified employees in that classification before other employees are assigned such work. See Attachment "B" for Letter of Understanding concerning transfers.

(k)   Sunday Work

      All hours worked by an employee on Sunday which are not paid for on a premium and/or overtime basis shall be paid at the rate of one and one-half (1-1/2) times the regular straight time hourly rate exclusive of shift differentials. There shall be no duplication or pyramiding of premium pay and/or overtime under this provision.

(l)   Reporting Pay

      Any employee who is required to report for work shall be given at least four (4) hours pay at the regular straight time hourly rate, and shall receive full pay for all time thereafter that he is required to remain on the premises ready for work. Any employee put to work on his regular working day shall receive full day's pay at the regular straight time hourly rate.

(m)   Funeral Leave

      An employee, upon the notification of the death of his or her father, mother, spouse, son, daughter, brother, sister, stepfather, stepmother, stepson, stepdaughter, half sister, half brother, mother-in-law, father-in-law, brother-in-law, sister-in-law, grandchild, grandparent, or spouse's grandparent, shall be granted his or her next three (3) scheduled working days off with pay (four (4) days off with pay if the employee is required to travel beyond a radius of 500 miles). Payment by the Company for such time lost shall be on the basis of eight (8) hours per day at the employee's regular straight time hourly rate, including shift differential.

      As used herein, brother-in-law is defined to mean (1) the brother of one's husband or wife, (2) the husband of one's sister, (3) the husband of the sister of one's spouse, and sister-in-law is defined to mean (1) the sister of one's husband or wife, (2) the wife of one's brother, (3) the wife of the brother of one's spouse.

      The above clause shall not apply to an employee who is laid off, except when an employee is notified to return to work effective on or before the day of the funeral he shall be granted full funeral leave with pay.

      The Company will notify a local union official of a death of an employee's relative as defined above as soon as the Company has been advised by the employee.

      The foregoing to the contrary notwithstanding, no bereavement payment will be made unless the employee attends the funeral nor will payment be made if there are more than fourteen calendar days between the date of death and the next scheduled workday.

(n)   Jury Duty

      Any regular employee (as distinguished from a probationary employee) required to perform jury duty on a day he is scheduled to work, shall be excused from work on that day. The Company shall pay the employee the difference between the amount received for such jury duty and eight (8) hours at his regular rate of pay plus shift differential if involved.

      The day or days paid for such jury service shall be counted as eight (8) hours worked for the purpose of computing weekly overtime.

(o)   Shift Changes

      A shift employee may clock in up to 30 minutes prior to the actual starting time of his shift and relieve the employee that he is to replace. When properly relieved within this 30 minute period, the employee being relieved may clock out and leave the plant.

      Under such circumstances the pay received by the relieving and relieved employees shall be computed as though both employees had clocked in and out at the actual shift change time.

(p)   Wash Time and Rest Breaks

      (1) An employee who does not receive a paid lunch period shall not clock out prior to the regular quitting time for his shift. However, he shall be permitted to leave his place of work 15 minutes prior to the regular quitting time for his shift to wash provided that the employee is not required to work overtime. An employee who does not receive 15 minutes away from the job to wash because he has been required by the Company to work up to but not after the regular quitting time for his shift, shall be compensated for lost wash time by multiplying his regular straight time hourly rate by fifteen minutes (.25 hour). If the employee uses additional time to clean following the regular quitting time for his shift, he shall be paid as though he had clocked out at the regular quitting time.

      (2) An employee who does not receive a paid lunch period and who is required to work overtime after the regular quitting time for his shift shall clock out no more than 15 minutes after he leaves his place of work. This shall not apply to an employee on call out.

      (3) An employee who does not receive a paid lunch period will be allowed a 15 minute rest break away from his job during the first four hours of his regular shift. Break times shall be determined by the employee's foreman and the efficient operation of the plant shall be controlling. The 15 minute break shall be strictly construed to be the total time away from the job. Should any employee regularly be denied a break, he may file a grievance in a timely manner.

      (4) The Company is not required to grant any employee who does receive a paid lunch period any wash-up time and any rest break. Furthermore, said employee shall eat his lunch "on-the-job" so that there is no interruption of operations.

(q) Any other provisions of this labor agreement to the contrary not withstanding, no employee shall receive pay for any hour worked or unworked which singly or in any combination, exceeds triple his regular straight time hourly rate.

                                   ARTICLE Vl

                               VACATIONS WITH PAY

(a) Any employee who works during at least thirteen (13) weeks in either each calendar year or each anniversary year, as defined in the Local Agreements, shall be granted a vacation off work without loss of pay, according to the following schedule:

(b) All employees who have completed one or more anniversary years of service but less than five (5) years of service will be entitled to two (2) weeks of vacation, provided they meet all other requirements of this Article.

      Employees who have completed five (5) or more anniversary years of service but less than fifteen (15) years of service will be entitled to three (3) weeks of vacation, provided they meet all other requirements of this Article.

      Employees who have completed fifteen (15) or more anniversary years of service, but less than twenty-five (25) years of service, will be entitled to four (4) weeks of vacation, provided they meet all other requirements of this Article.

      Employees who have completed twenty-five (25) or more anniversary years of service will be entitled to five (5) weeks of vacation, provided they meet all other requirements of this Article.

      Article Vl (b) above to the contrary notwithstanding, no employee (who meets all the other requirements of this Article Vl) shall be entitled to any fewer weeks of vacation than he was entitled to take in 1984.

(c) Vacation pay will be based on a forty (40) hour week at the rate of the permanently assigned classification on which an employee is working at the time he takes his vacation. If an employee has held a single higher rated classification for more than six (6) months during the year preceding his vacation, he will receive vacation pay computed at the higher rate. Vacation pay shall include appropriate shift differential for those on fixed shift. Employees working on rotating shifts shall be paid an average of the rates for the rotating shifts involved.

(d) Vacations will not be cumulative, but so far as practicable, be granted at times most desired by the employees, but the final right to allotment of vacation period is exclusively reserved to the Company in order to insure the orderly operation of the plant. In exercising its right to allot vacation periods, the Company will not require any employee who is on layoff to take his vacation during periods of plant shutdown or curtailment of operation. Where requested vacation periods conflict, preference shall be given to the older employee in point of service.

(e) It is further agreed that if any employees have previously selected their vacation period so that it occurs during an unforeseen shutdown such vacation period shall not be changed.

      Vacation shall be taken by the employee within the calendar year in which it is granted as determined by the Local Agreements.

(f) No employee will be required and/or requested to work during his seven day vacation period. The only exception will be when a classification has two or fewer employees, no qualified personnel are available except the employee on vacation, and an emergency situation exists. In that event an employee on vacation may be requested to work.

(g) The rules governing the submission of appropriate vacation application blanks shall be defined by the Local Agreement.

(h) Upon two weeks written notice by an employee to the Personnel Clerk, the Company will give him his vacation pay on the employee's last shift prior to the beginning of his vacation.

                                  ARTICLE VII

                                    HOLIDAYS

(a) The Company will grant eleven (11) paid holidays; these holidays shall be listed in each Local Agreement.

(b) If any such holiday falls on Sunday, the following Monday shall be the recognized holiday. The holiday hours shall be those hours within the 24 hour period commencing with the beginning of the first shift on the morning of the holiday and ending at the beginning of the first shift the following day.

(c) Employees who are scheduled to work on a holiday shall be paid two and one-half (2.5) times the regular straight time hourly rate.

(d) Hours worked on a holiday in excess of eight (8) in a workday, in excess of forty (40) in a workweek, on off-days, and on callouts shall be paid for at the applicable overtime rate.

(e) If no work is required of an employee on the above holidays, he will receive eight (8) hours pay at the regular straight time hourly rate, provided he meets the following qualifications.

      (1) The employee shall have been employed by the Company for at least thirty (30) calendar days prior to the holiday.

      (2) The employee shall have worked his last scheduled working day prior to and his next scheduled working day after such holiday unless excused therefrom by the Plant Manager on account of sickness, accident, death in the family, or other excused absence. In no event shall a holiday be paid for unless an employee has also worked during the thirty (30) day period immediately preceding or immediately following the holiday except that the thirty (30) day limitation shall not apply if the employee was temporarily absent from work because of sickness, accident or layoff. In any event, the employee must work at least one day in the calendar year in which the holiday is granted.

(f) If an employee is scheduled to work on a holiday and fails to work, he shall not receive holiday pay, unless excused therefrom by the Plant Manager.

(g) If an employee works on a holiday, the holiday shall be counted as a day worked for computing weekly overtime. Paid holiday is to count as a day worked for overtime purposes, provided holiday falls on one of employee's scheduled workdays and he would have worked that day except for holiday observance.

(h) An employee not scheduled to work the holiday and who subsequently performs work on a holiday will be considered as being on callout and will be paid eight (8) hours at the regular straight time hourly rate in addition to two (2) times the regular straight time hourly rate for all time worked with a minimum of four (4) hours at double time.

(i) Work schedules for each workweek which include a holiday will be posted prior to the end of the first shift on Thursday of the previous week. If an employee is scheduled to work on a holiday, but then is instructed by the Company not to work, he shall receive for that holiday eight (8) hours pay at two and one-half (2.5) times the regular straight time hourly rate.

(j) The phrase "regular straight time hourly rate" as used solely in Article Vll, Holidays, shall mean the higher of either the employee's regular straight time hourly rate or to the highest straight time hourly rate for a job on which the employee works at least eight (8) consecutive hours in the workweek in which the holiday falls provided (1) that the eight hours had been previously scheduled or (2) the hours are worked the day before or the day after the holiday whether previously scheduled or not.

                                  ARTICLE VIII


                                     WAGES


(a) Considered a part of the Local Agreements are the current Job Classifications and Rate Lists.

(b)   (1)    Scheduled shift workers on the first shift shall receive the regular straight time hourly rate.

      (2) Scheduled shift workers on the second shift shall receive the regular straight time hourly rate plus 52c. per hour.

      (3) Scheduled shift workers on the third shift shall receive the regular straight time hourly rate plus 75c. per hour.

      (4) These premium rates do not apply to day workers even though they may work over into premium paid shift.

      (5) If a day worker is scheduled to take the place of a regular scheduled shift worker, then the premium rate for the shift shall apply.

      (6) The premium pay does not alter the provisions covered in this contract under the head of "Working Conditions".

(c) Shift differentials shall be included as part of the regular rate in the calculation of overtime compensation.

(d) The Company may at its discretion increase wages in any class or to an individual in any class without necessitating a change in the rate of any individual or class.

(e) Any job not mentioned in this Agreement or any job with substantial changes in duties, equipment or requirements, or any new job created in the plant, shall be open for negotiations by the Company and the Union as to wages upon written notice from either party to the other party. If no agreement can be reached during the above negotiations, the matter shall be subject to the grievance procedure.

                                   ARTICLE IX

                             HANDLING OF COMPLAINTS

(a) All employees shall at all times make an effort to perform their duties in such a manner as to promote safe and efficient operation of their department and the plant as a whole.

      (1) Should a difference arise between an employee and the Company as to the meaning and application of this Agreement or should a difference arise as to the meaning and application of a recognized practice, the employee with or without his steward shall present his complaint to his foreman within ten (10) working days after the date of the alleged wrong or within ten (10) working days after the date the employee received his payroll check, whichever is later. Failure by the employee and/or the Union to observe this time limit shall cause the grievance to be considered settled in favor of the Company.

      (2) The foreman shall orally reply to the employee within five (5) working days after the date the employee presented his complaint in Section (1). Failure by the Company to observe this time limit shall cause the grievance to be considered settled in favor of the employee.

      (3) If the employee is not satisfied with the foreman's reply, the employee may request his steward to present the grievance in writing to the Union Grievance Committee. If the Union Grievance Committee believes that the complaint is justified, it may submit the complaint in writing to the Plant Manager within five (5) working days of the date of the foreman's reply in Section (2). The Plant Manager shall schedule a meeting with the Union Grievance Committee and any member or members of the staff that the Plant Manager desires to have present. This meeting shall take place within fifteen (15) working days of the date the Union Grievance Committee submits the grievance to the Plant Manager. Failure to observe any time limit shall cause the grievance to be considered settled in favor of the employee if the Company has failed to observe the time limit or in favor of the Company if the employee and/or the Union has failed to observe the time limit.

      (4) The parties shall use their best efforts to settle the complaint. If the parties agree upon the disposition of the grievance, they shall reduce their understanding to writing and the grievance shall be settled. If the parties are unable to agree, the Union Grievance Committee may at the employee's request and within thirty (30) days of the date of the meeting between the Plant Manager and the Union Grievance Committee submit the grievance in writing to the Director of Industrial Relations or his representative with copies to the International Vice President or District

             Council Representative and the Plant Manager. The Director of Industrial Relations shall contact the International Vice President or District Council Representative within seven (7) days after receipt of the grievance to schedule a meeting. The parties shall use their best efforts to schedule the meeting within thirty
             (30) days. Failure to observe any time limit shall cause the grievance to be considered settled in favor of the employee if the Company has failed to observe the time limit or in favor of the Company if the employee and/or the Union has failed to observe the time limit.

      (5) After full consideration, and such conference as may be mutually agreed upon with an International or District Council Representative of the Union, the grievance shall be considered settled when the employee's and the Company's representative shall have reached an agreement.

      (6) If the parties are unable to settle the grievance, either party can notify the other party in writing that it intends to submit the grievance to arbitration. This notice must be given within ten (10) days of the last meeting in Section (5) OR AFTER TEN (10) DAYS WRITTEN RESPONSE FROM THE COMPANY. The consent of the other party is not required to arbitrate a grievance.

             The foregoing to the contrary notwithstanding, either party may exercise the following option:

             For the purpose of expediting and facilitating the resolution of a grievance which has been processed through step (5) of the grievance procedure and which would otherwise be submitted to arbitration, either the Company or the Union may elect to submit said grievance to a panel which will consist of a Vice President of the International Union or his representative and the Vice President of Operations of the Company or his representative, provided that no member of the panel can be a party to any discussion of the grievance during an earlier step of the grievance procedure. Each party can submit a maximum of five (5) grievances to the panel during any calendar year. Only a grievance about the interpretation of contract language in the Basic or Local Agreement can be submitted to the panel. A party electing to submit said grievance to the panel must notify the panel and the other party within ten (10) days after a decision has been made at step (5). The authority of said panel shall be no greater than the authority of the arbitrator as set forth in
             (d) of the grievance procedure. The panel shall meet at the Plant where the grievance arose.

             A maximum of two members of the Union Grievance Committee can attend a panel meeting. The decision of the said panel shall be final and binding upon the Company and the Union. In the event the Union representative on the panel and the Company representative on the panel are unable to agree, either the Union or the Company may elect to submit such grievance to arbitration as provided in step (6) of the grievance procedure. The party electing to arbitrate the grievance must give notice to the other party within ten (10) days after the Union representative on the panel and the Company representative on the panel have jointly informed the parties that the panel is unable to make a decision. Failure to observe any time limit shall cause the grievance to be considered settled in favor of the employee if the Company has failed to observe the time limit or in favor of the Company if the employee and/or the Union has failed to observe the time limit.

(b) If either party does not notify the other within ninety (90) days of the notice of its intent in (a) (6) above, that it now wishes to mutually select an arbitrator and schedule a hearing date, then the parties shall consider the grievance to have been withdrawn by the moving party.

      When the moving party notifies the other of its wish to mutually select an arbitrator, the parties shall select an arbitrator within ten (10) days. Failing to reach an agreement upon the selection of an arbitrator, the moving party may request the appointment of an arbitrator by either the Federal Mediation and Conciliation Service or the American Arbitration Association.

      Grievances heard by the arbitrator must be presented in chronological order based on the date the grievances were written except in discharge cases which may be presented out of chronological order or in cases where the parties have mutually agreed in writing to waive the chronological order requirement.

(c) All time limits set forth in (a) and (b) shall be strictly observed; time limits can be extended by a written agreement between the parties.

      Whenever the term "working days" occurs in the grievance procedure, it shall be defined by the parties to mean plant work days, Monday through Friday.

      Whenever the term "days" is used in this section, it shall be defined by the parties to mean calendar days.

(d) The arbitrator shall consider only the grievance appealed to him and shall have jurisdiction and authority only to interpret, apply, or determine compliance with the provisions of this Agreement, and only the extent necessary to determine the grievance. The arbitrator shall not have jurisdiction or authority to add to, modify, detract from, or alter in any way the provisions of this Agreement.

(e) The arbitrator's decision shall, at the request of either party, be in writing and shall be final and binding on both parties. The fees and expenses of the arbitration proceeding, except fees for witnesses brought in by either party and legal counsel's fees, shall be borne equally by the Company and the Union. Bargaining unit employees including Committeemen who participate in arbitration proceedings shall not be compensated by the Company.

(f) Grievances involving the provisions of the collective bargaining agreement and occurring so as to be processed to arbitration at the same time will be at the request of either party arbitrated before the same arbitrator. However, it is agreed that not more than four (4) cases will be heard at one series of hearings.

(g) Local Union officers and stewards off-duty and representatives of the International Union and District Council shall, upon notice to the Company, be permitted on Company's premises to investigate grievances.

(h) Meetings will be conveniently scheduled so as to complete all business within the normal working day for day employees. Any employee who is scheduled to work during the hours the meeting is held and who attends the meeting will be compensated by multiplying the regular straight time hourly rate by the hours he attends the meeting. In addition, if the employee attends the meeting beyond his normal quitting time, he will be compensated for each additional hour he attends the meeting by multiplying the regular straight time hourly rate by one (1) and said additional hour or hours shall not count toward daily or weekly overtime.

      Any member of the Committee who is not scheduled to work during the hours the meeting is held, who is not scheduled to work the third shift immediately preceding the meeting, or who is not scheduled to work the second shift immediately following the meeting, and who attends the meeting, will be compensated by multiplying his regular straight time hourly rate by all hours he attends the meeting. Any hours paid under this paragraph shall not count toward the calculation of any penalty or premium pay section of this Agreement including but not limited to daily or weekly overtime. Any employee who is receiving S.U.B. benefits, sickness and accident benefits, or Workmen's Compensation benefits for the day of the meeting or who is absent due to disciplinary layoff shall not receive any compensation under this paragraph.

      When a meeting is scheduled at which a representative of the International Union and a representative of the Company from Cleveland will attend, any member of the committee who is scheduled work the third shift immediately preceding the meeting will be excused from working the third shift and will be compensated by multiplying eight (8) hours at the regular straight time hourly rate plus shift differential if the employee has attended the meeting.

      Any member of the committee who is scheduled to work the second shift immediately following the meeting will be excused from working the second shift if the employee has attended the meeting for six (6) hours. In the event the employee is excused from working the second shift, he will be compensated by multiplying eight (8) hours at the regular straight time hourly rate plus shift differential.

(i) The Company will reimburse no more than two (2) members of the Union's bargaining Committee from each Local Union for scheduled time lost due to attendance at and travel to and from Basic Agreement Negotiations. One day travel time shall be allowed the day before such meeting, and one day travel time shall be allowed after such meeting. The rate of pay will be the regular straight time hourly rate including Sunday premium, if applicable.

(j) Disciplinary letters issued to employees will remain in the Company's employee file for twelve (12) months. At the end of the twelve (12) month period, the disciplinary letters will not be used against the employee in the future for purposes of progressive discipline. DISCIPLINE OF ONE WEEK OR MORE WILL NOT BE USED AFTER FIVE YEARS.

      This provision shall not apply if the discipline letter refers to a disciplinary suspension of one week or more.

(k) Where there is a discussion between an hourly employee and a supervisor that is intended as a disciplinary measure, the Company requests that a grievance committeeman, job steward or other designated employee be present.

      A "disciplinary measure" shall be limited to the issuing of a reprimand or the imposition of a penalty to an employee about which a notation, letter or unsatisfactory performance report is subsequently made part of the employee's personnel file.

      It shall be the responsibility of the Union to appoint and have available on each shift a committeeman, job steward or other employee designated for purposes of this section who shall be identified to the Corporation in writing.

      It is not the intent of this Section to expand the total number of committeemen as provided for in each Local Supplemental Agreement.

(l) When a grievance involving pay is settled in favor of the Union, the employee entitled to such pay shall be paid by the second pay following the settlement.

                                   ARTICLE X

                              STRIKES AND LOCKOUTS

(a) Having provided an orderly procedure for settling all disputes, the Company agrees not to lock-out its employees and the Union agrees that there will be no strikes or work stoppages during the term of this Agreement.

(b) The Company agrees not to hold the Union liable when such activities are not authorized by the Union, provided that the Union within forty eight
      (48) hours orders its members to cease and desist from such activities.

(c) It shall not be a violation of this Agreement or cause for disciplinary action including discharge if an employee refuses to cross a picket line that has been established in full compliance with existing laws. Picket lines established as a result of jurisdictional disputes, picket lines established for the purpose of organizing in- plant non-bargaining unit personnel, and/or informational picket lines are excluded from this protection.

      Notwithstanding the above, employees will not honor any picket line unless authorized by the International Union. The International Union will not be held liable for any subsequent damage to the Corporation resulting from refusal of employees to cross an authorized picket line.

                                   ARTICLE XI

                                     SAFETY

(a) The Company will, according to its established practice, continue to install such safety devices for the protection of the lives and health of its employees as are required by the Workmen's Compensation laws of the State in which the plants covered by this Agreement are located. The Company will maintain the washhouse with heat, light and plenty of hot water, and keep the toilets, fixtures and floors in a sanitary condition, and will supply good drinking water wherever necessary about the plant. Sufficient equipment and tools shall be maintained in a safe and efficient working order, and the regulations and safety codes adopted by the Department of Labor of the applicable state, in the interest of protecting the safety and health of industrial employees as they affect this industry, be strictly observed by both parties.

(b) The Company agrees to furnish first aid and medical service to its workers in any cases originating out of their work in the Company plant, in compliance with the Workmen's Compensation laws of the applicable state. Medical services shall be performed by a doctor to be agreed upon by the Company and the plant safety committee, but at the request of the injured, and the approval of the Plant Manager and Director of Industrial Relations, other medical aid may be called in at the expense of the Company for consultation or treatment of any cases. It is agreed that a complete medical examination may be required before an applicant is employed. Also, that complete medical examination may be made annually or at any time at the discretion of the Company. Copies of such reports and examinations will be kept on file by the Company and shall at all times be available for inspection to such employees. Copies thereof shall be furnished to such employee's designated physician upon request.

(c) A Joint Safety and Health Committee shall be established consisting of four members, two appointed by the Company and two appointed by the Local Union. In the event that a member is absent from a meeting of the Committee, his alternate may attend and when in attendance shall exercise the duties of the member. The Safety Director or his designee will be the fifth member and act as Chairman of the Committee.

      The Joint Committee shall meet as often as necessary, but not less than once each month at a regularly scheduled time and place for the purpose of jointly considering, inspecting, investigating and reviewing health and safety conditions and practices and investigating accidents and for the purpose of jointly and effectively making constructive recommendations with respect thereto, including but not limited to the implementation of corrective measures to eliminate unhealthy and unsafe conditions and practices and to improve existing health and safety conditions and practices. All matters considered and handled by the Committee shall be reduced to writing, and joint minutes of all meetings of the Committee shall be made and maintained. One union representative to the Committee will accompany a Federal or State investigator on a walk-around inspection or investigation, and will attend any pre-or post-inspection conferences.

      All time spent in connection with the work of the Committee by a Union Representative including all time spent in pre-or post-inspection conferences and walk-around time spent in relation to Federal and State inspections and investigations as provided for above, shall be compensated at the employee's regular straight time hourly rate. Any time spent during the hours the employee is scheduled to work shall count toward the calculation of any penalty or premium pay section of this Agreement including, but not limited to daily or weekly overtime. Any time spent outside of the hours the employee is scheduled to work shall not count toward the calculation of any penalty or premium pay section of this Agreement. No time spent outside of the hours the employee is scheduled to work shall be compensated at a rate greater than one (1) times the employee's regular straight-time hourly rate.

      Any employee who believes his job presents a hazard to his safety or health may request an immediate review of his job by the Joint Safety and Health Committee.

      No employee shall be disciplined or discharged for refusing to work on a job if his refusal is based on a bona fide claim that said job is not safe or might unduly endanger his health or safety.

(d)   (1)    An employee shall be paid a premium when he is required to:

      A. work within a kiln during the first ten (10) hours that the kiln has been shutdown after it has been operating at a normal level;

      B. work within a cooler during the first two (2) hours that the cooler has been shut down after it has been operating at a normal level;

      C. work within a kiln precipitator during the first four (4) hours following the shut down of the kiln providing the precipitator was handling the kiln gases at the time of kiln shutdown;

      D. work within a section of a kiln precipitator or a kiln baghouse while the kiln is in operation and the other sections of the baghouse or the precipitator are in use.

             The premium shall be calculated by multiplying the regular straight time hourly rate by one-half (0.5) for each and every hour worked up to the 10, 2, and 4 hours mentioned in A, B, C, AND D ABOVE. Said premium shall be paid in addition to whatever compensation the employee is otherwise entitled to receive under any other section of this Agreement.

      (2) Each Plant Safety Committee will meet to determine those areas of the Plant where an employee is subject to excessive radiant heat for extended periods of time. The Committee will consider all conditions which affect the level of heat encountered including ambient air temperature. Upon making said determination, the Committee will decide what the Company shall provide as reasonable protective apparel against excessive radiant heat.

      (3) In the event that an employee is required to work on top of roofs, silos, scale a quarry face or work in a silo, UNDER CONDITIONS WHERE A PREMIUM HAS CUSTOMARILY BEEN PAID, the hours worked shall be compensated for by multiplying the regular straight time hourly rate by one-half (0.5) for each and every hour worked UNDER THESE CONDITIONS and this work premium shall be paid in addition to whatever compensation the employee is otherwise entitled to receive under any other section of this Agreement.

(e) Should the Company require an employee to wear foot protection, the Company will furnish such protection without cost to the employee. The liability of the Company with regard to safety shoes will be limited to not more than two (2) pair in any one year. A new pair of shoes will only be provided an employee when the worn out pair is turned in for replacement. THE COMPANY AGREES TO ALLOW AN $80 REIMBURSEMENT FOR SAFETY SHOES BEGINNING MAY 1, 1998. THIS ALLOWANCE IS TO BE INCREASED BY $2.50 ON THE ANNIVERSARY DATE EACH YEAR OF THE AGREEMENT.

(f) If a mandatory eye protection program is adopted: (1) the Company will pay for the cost of the eye examination if safety glasses with corrective lenses are required; (2) the Company will pay for safety glasses whether or not the glasses require corrective lenses. Safety glasses with or without corrective lenses will not be replaced more than once a year unless broken or otherwise damaged on the job.

(g) The Company shall furnish all tools and equipment for its employees except to repairmen and other skilled trades, in which case these employees shall furnish their own hand tools. "Hand tools" as used herein shall not include socket sets, wrenches more than twelve (12) inches long, and all other specialized tools incident to the work of the mechanical, maintenance and skilled trades. Any hand tool that the employee uses in the performance of his job duties will be replaced by the Company if they are broken, worn out, lost or stolen. Unusable tools will be presented to the Company prior to replacement. Lost or stolen tools must be immediately reported to the Company for replacement approval. Employees temporarily transferred to maintenance classifications shall be supplied with necessary tools.

(h) The Furnishing of Gloves: The Company will continue its existing local practices regarding the furnishing of gloves.

      Employees who are not presently receiving gloves under existing local practices shall receive one pair of gloves at the beginning of each contract year, and each such employee shall receive a maximum of one additional pair per contract year from the Company upon return of his worn out gloves.

      In the event such an employee wears out and returns the two pairs of gloves provided to him, the Company shall sell him an additional pair of gloves for each worn out pair of Company provided gloves he returns. Said gloves shall be sold to the employee at the price paid by the Company.

(i) If the Company requires an employee to take a physical examination, the Company agrees to pay for the physical examination and also agrees to pay the employee at his straight time hourly rate for all time spent in the doctor's office taking the physical examination; provided, however, employees receiving S & A and/or Workmen's Compensation benefits are not entitled to any compensation under this section. (Doctor releases for returning to work are not considered physical examinations and will not be paid under this section).



                                  ARTICLE XII

                                MILITARY SERVICE

(a) The Company and the Union shall comply with the Universal Military Training and Service Act of 1950, as amended.

(b) Active employees with one year seniority and who are in the Reserve of any branch of the military service, including the National Guard, who are required to attend a summer encampment as part of their Reserve obligation shall receive from the Company the difference between the amount of pay received for such encampment and his regular straight time hourly rate of pay for up to a maximum of two (2) weeks per calendar year.

                                  ARTICLE XIII

                     SUPPLEMENTAL UNEMPLOYMENT BENEFIT PLAN

The Company agrees to pay out of its funds (and not out of the Trust Fund established under Article III of the Plan) benefits in amounts equal to those provided by Section 2 of Article VIII of the Plan upon termination of employment on or after May 1, 1965, after an employee (as defined in Section 6, Article II of the Plan) is sixty-five years old, provided such employee is not eligible for a pension under the current Pension Plan for Hourly Employees of the Company.

The foregoing to the contrary notwithstanding, the above payment shall not be paid directly by the Company until termination benefits paid from the Trust and Contingent Funds exhaust those funds.

                                  ARTICLE XIV

                                 SUBCONTRACTING

(a) The Company will not contract for production or maintenance work customarily performed by its own employees unless it is more economical, expeditious, and/or efficient to do otherwise.

(b) The Company may enter into contract arrangements for obtaining raw materials, semi-finished or finished products.

(c) Notwithstanding the above, the Company will not contract or subcontract work covered by Paragraphs (a.) or (b.) above if it will directly result in the 1) laying off of (or failure to recall qualified) bargaining unit employees, or 2) the reduction of hours of bargaining unit employees below 40 hours a week; or 3) reduction of employees to a lower rated classification.

      It is understood that layoffs attributable to such things as inventory or production adjustments, changes in methods, processes or technologies, and/or break downs or failure of equipment power failure or any conditions beyond the control of the Company, are specifically exempted from this commitment.

(d) Further, (a), (b) and (c) above does not apply to new construction or to construction involved in major modification work.

(e) The Company agrees to notify the Local Union in writing with a copy to the International or District Representative who services the Local Union, sent by registered mail, at least fourteen (14) days in advance if reasonably possible, and to meet with the Union, upon request by the Union, for explanation of the reasons causing the Company to decide to contract any production and maintenance work. The parties agree that while notification is an important part of the working relationship between the parties and should be adhered to in order to reduce the number of disputes concerning sub-contracting the parties also recognize and agree that this Section of the Contract does not require any penalty when the Company fails to give proper written notice of its intention to sub-contract.


                                   ARTICLE XV

                                 MISCELLANEOUS

(a) The Company will enter into a Union label agreement for the Company's packaged products.

(b) All basic, supplemental, pension, S.U.B. and insurance agreements will be printed at the Company's expense and will bear the Union label. The Company will provide each local with a supply of the booklets. The Company will print all Agreement booklets in large and legible type.

(c) If the Union alleges that a Leadman or Temporary Foreman is exceeding or abusing his authority or that his actions violate the Contract, the Union may grieve their allegations directly to the Plant Manager. The Company will notify the employees involved whenever a Leadman or Temporary Foreman is being assigned.

                                  ARTICLE XVI

                                     401(k)

      THE COMPANY WILL ESTABLISH A 401(k) PLAN TO BEGIN AUGUST 1, 1998 WITH EMPLOYEE CONTRIBUTIONS UP TO 4% TO BE MATCHED 50% BY THE COMPANY. BEGINNING MAY 1, 2000, EMPLOYEE CONTRIBUTIONS UP TO 5% TO BE MATCHED 50% BY THE COMPANY, AND MAY 1, 2002 EMPLOYEE CONTRIBUTIONS UP TO 6% TO BE MATCHED 50% BY THE COMPANY.



                                  ARTICLE XVII

                               TERM OF AGREEMENT

(a) This Agreement shall be binding upon the parties hereto, their successors, administrators, executors and assigns. In the event of the sale or lease by the Company of any of the plants covered by this Agreement, or in the event the Company is taken over by sale, lease, assignment, receivership or bankruptcy proceeding, such operations shall continue to be subject to the terms and conditions of this Agreement for the life thereof.

      The Company will notify the Union immediately prior to any Company press release concerning the intended sale or completed sale of a Plant.

      The Company shall give notice of the existence of this Agreement to any purchaser, lessee or assignee of said plant. Such notice shall be in writing with a copy to the Union not later than the effective date of the sale.

(b) After ratification by the members of the Local Unions this Agreement shall become effective and remain in full force and effect and be binding upon the parties hereto from the date ratification is certified by the International Union to and including April 30, 2004 and it shall continue in full force and effect thereafter from year to year until either party on or before March 1st of any year, beginning March 1, 2004 gives written notice to the other party of its desire or intention either to alter or modify or to terminate the same. If such notice is given, the parties hereto shall begin negotiations not later than March 31st in such year and this Agreement shall continue in full force and effect until completion and signing a new Agreement, provided, however, that after such negotiations have continued without reaching an agreement until May 1st in any year, then either party may terminate this Agreement, at any time thereafter upon notice.

(c) The written notice set forth in (b) above by either party shall contain any changes or amendments desired, and only such changes or amendments as are contained in the two written notices shall be discussed by the conferees.

(d) The proposals and counter-proposals made by each party shall not be used, or referred to, in any way during or in connection with the arbitration of any grievance arising under the provisions of the Agreement.

Ratification of this Basic Agreement and the Local Agreements was certified by J.C. Todd, International Union Representative, on ______________________.

FOR THE MEDUSA CEMENT COMPANY                                 FOR THE UNITED CEMENT, LIME
(DIVISION OF MEDUSA CORPORATION)                              GYPSUM AND ALLIED WORKERS
                                                              DIVISION (Boilermakers Union)

-----------------------------------                           -----------------------------------

-----------------------------------                           -----------------------------------

-----------------------------------                           -----------------------------------


FOR THE CLINCHFIELD PLANT                                     FOR LOCAL D-23

-----------------------------------                           ------------------------------------

-----------------------------------                           ------------------------------------

August 5, 1987



Mr. August Clavier
THE CEMENT, LIME, GYPSUM AND
ALLIED WORKERS DIVISION
Alpena, Michigan 49707

Dear Mr. Clavier:

This letter will confirm that the Company has not entered into any secret agreements with any sub-contractors for the purpose of making reductions in employment at the plants nor does it have any plan to enter into any agreements the effect of which would be in violation of the sub-contracting clause of the labor agreement.

Sincerely,



Peter H. Geis
Corporate Director of
Labor Relations

                               AGREEMENT BETWEEN

                             MEDUSA CEMENT COMPANY
                        (Division of Medusa Corporation)

                                      and

              THE CEMENT, LIME, GYPSUM AND ALLIED WORKERS DIVISION
             (INTERNATIONAL BROTHERHOOD OF BOILERMAKERS, IRON SHIP
              BUILDERS, BLACKSMITHS, FORGERS AND HELPERS, AFL-CIO)

                   LOCAL UNION NO. D23 - CLINCHFIELD, GEORGIA

                         LOCAL SUPPLEMENTAL AGREEMENT
                      EFFECTIVE MAY 1, 1998 TO MAY 1, 2004

                              LOCAL UNION NO. D23
                              CLINCHFIELD, GEORGIA


   I     Agreement and Purpose                                                                    1
  II     Union Recognition and Security                                                           1
 III     Management                                                                               2
  IV     Seniority                                                                                2
   V     Working Conditions                                                                       3
  VI     Shift Differentials                                                                      4
 VII     Vacations with Pay                                                                       4
VIII     Holidays                                                                                 6
  IX     Miscellaneous                                                                            6
   X     Term of Agreement                                                                        9
         Wage Rates                                                                              10
         Clinchfield Seniority List                                                              22

                               AGREEMENT BETWEEN

                             MEDUSA CEMENT COMPANY
                        (Division of Medusa Corporation)

                                      and

                            THE CEMENT, LIME, GYPSUM
                          AND ALLIED WORKERS DIVISION
             (International Brotherhood of Boilermakers, Iron Ship
              Builders, Blacksmiths, Forgers and Helpers, AFL-CIO)

                              LOCAL UNION NO. D23
                              CLINCHFIELD, GEORGIA

                                   ARTICLE I

                             AGREEMENT AND PURPOSE
                                (B.A. Article 1)

(A) This Agreement is by and between the Medusa Cement Company, hereinafter called the "Company" and the Cement, Lime, Gypsum and Allied Workers Division, Local Union No. D23 affiliated with the Cement, Lime, Gypsum and Allied Workers Division (International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers, AFL-CIO) hereinafter called the "Union" and is supplemental to and a part of the Basic Agreement dated May 1, 1998 by and between the Company and the said Division.


                                   ARTICLE II

                         UNION RECOGNITION AND SECURITY
                               (B.A. Article II)

Section 1. The Plant Committee shall consist of employees designated by the Union. The Committee shall consist of six members regardless of the number of departments. However, no more than two members from any one department nor more than one member from a single classification in any one department may be a member, unless there are ten or more employees in a single classification, in which case, two members may be from that classification.

Section 2. The Company is willing to meet, at any time, that will not interfere with the operation of the mill, any of its employees or representatives of its employees not connected with competitive companies for the purpose of discussing wages, hours, and working conditions with the object of reaching a satisfactory agreement. It is understood, however, that requests for meetings by either party and the items to be discussed will be presented in writing to the proper officials of either party a reasonable time prior to the date of the meeting.

Section 3. The Company will mark and provide two (2) Bulletin Boards (one at Plant and one at Quarry) to be used by the Union only and will provide the Union with a lock and key for the boards, provided the information posted is limited to notices of bona fide activities and meetings of the Union. Other information or postings shall be approved by the Company.


                                  ARTICLE III

                                   MANAGEMENT

(A) The Agreement recognizes the inherent right of the Company to conduct its business in all particulars, except as modified herein and in the Basic Agreement.

(B) The Management of the plant and direction of the working force, and the right to hire and discharge are vested exclusively in the Company. The Company agrees to show reasonable cause for discharge if requested to do so within ten (10) days.

                                   ARTICLE IV

                                   SENIORITY
                               (B.A. Article 111)

Section 1. Any employee detained from work on account of sickness or for any other good reason shall notify the Supervisor of Safety and Employee Relations, or his Foreman, as soon as possible. Any employee on leave shall notify his foreman at least eight (8) hours prior to returning to work.

Section 2. Postings and "bids" for Laboratory positions, above "Mixmen" shall be limited to qualified Mixmen. Similarly, employees in such higher classifications shall not be subject to being "rolled" by plant employees, other than qualified Mixmen, nor may they "roll" other Mixmen.

Section 3. Clerical employees shall be considered a separate seniority group. Such employees shall not be subject to displacement, during periods of temporary plant shutdown or layoff, by other plant employees, nor shall they, under similar circumstances, displace other plant people.

Section 4. Clerical employees' daily schedules shall be eight (8) hours and the weekly schedule five (5) days, Monday through Saturday, with alternating Saturdays off.

Section 5. An employee in the Store Room Clerk Classification may not bid out of that classification prior to completing five years in the classification without the Company's permission.

Section 6. Any employee absenting themselves from work for five (5) consecutive days without good and satisfactory reasons may be discharged and dropped from the seniority list and payroll of the Company.

                                   ARTICLE V

                               WORKING CONDITIONS
                                (B.A. Article V)

Section 1. The Company reserves the right to call out the quarry employees on any or all six working days.

Section 2. Any charge of favoritism in promotions or in any other matter, supported by proof, shall be considered a grievance under this contract.

Section 3. Overtime in the various departments shall be equally distributed, insofar as is practicable, among the employees on the classified jobs involved, providing such employees are working on such jobs at the time the overtime is required.

Section 4. The Company will allow an employee in a higher or equal rated job to bid for the Relief Mixman job, however, when a higher rated employee who has been awarded the job performs such work, he will be paid at the Mixman's rate of pay.

Section 5. If an employee who does not receive a paid lunch is notified prior to the end of his shift that he is to return prior to the start of his next scheduled shift, he shall receive a break no earlier than four hours after he returned to work. The timing of this break shall be determined by the employee's foreman and the efficient operation of the plant shall be controlling. The 15 minute break shall be strictly construed to be the total time away from the job. Under no circumstances can this break occur more than 24 hours after he originally started work on the day in question.

                                   ARTICLE VI

                              SHIFT DIFFERENTIALS
                              (B.A. Article VIII)

Section 1. Any employee beginning work on a scheduled shift and who works into the succeeding shift shall receive the shift differential applicable to the shift on which the additional hours are worked. No differential will be paid for work on the day shift.

Section 2. An employee who begins to work at a time not specified as a designated shift shall be paid a differential of 52 cents per hour for all hours worked by him during the scheduled second shift, and a differential of 75 cents per hour for all hours worked by him during the scheduled third shift.

Section 3.      For the purpose of this Article:

                (a) All shifts beginning between 7:00 a.m. and 11:00 a.m. inclusive shall be considered day shifts.

                (b) All shifts beginning between 3:00 p.m. and 7:00 p.m. inclusive shall be considered the second shift.

                (c) All shifts beginning between 11:00 p.m. and 2:00 a.m. inclusive shall be considered the third shift.


                                  ARTICLE VII

                               VACATIONS WITH PAY
                               (B.A. Article Vl)

Section 1. In accordance with Article Vl(a) of the Basic Agreement, any employee who works during at least thirteen (13) weeks of the next previous contract year shall be granted a vacation off work without loss of pay, according to the schedule in Section (b) of Article Vl of the Basic Agreement.

Section 2. An employee absent for a full workweek solely because of illness or injury shall be considered to have received pay in that workweek and provided, further, that no more than four and one-half (4-1/2) such workweeks of absence shall be so counted in the next previous contract year in determining vacation eligibility.

Section 3. Vacation will not be cumulative but may be arranged at any time between January 1 and December 31st, at the option of the Company management, and they shall be scheduled to agree with the employee's wishes insofar as is possible if he expresses a choice in writing. In cases of conflict, seniority shall determine priority of choice. In exercising its rights to schedule vacation periods, the Company will not require any employee who is on layoff to take his vacation during period of plant shutdowns or curtailment of operations.

Section 4. All vacations shall start at the beginning of the workweek as defined. The Company will pay vacation compensation to an employee at the start of his vacation upon written request to the Plant Manager.

Section 5. Employees entitled to two (2) or more weeks of vacation may be permitted to take such vacation in separate periods of not less than one (1) week each.

      Vacation preference can be exercised by the following procedure:

      A. Each employee will be allowed to select an initial vacation period of not more than two (2) weeks. In case of conflict, seniority shall determine priority of choice.

      B. Each employee will be allowed to select subsequent vacation periods of not more than one (1) week. In case of conflict, seniority shall determine priority of choice.

      C. AT THE OPTION OF THE EMPLOYEE, ONE WEEK OF HIS VACATION MAY BE TAKEN IN SINGLE DAYS, PROVIDED THAT HE STATES HIS INTENTIONS WHEN SELECTING HIS VACATION AT THE START OF THE CALENDAR YEAR.

             WHEN MAKING THE FINAL SELECTION OF THE SINGLE VACATION DAYS, THE EMPLOYEE SHALL GIVE AS MUCH NOTICE AS POSSIBLE BUT NOT LESS THAN 72 HOURS AND REQUEST APPROVAL BY THE PLANT MANAGER TO TAKE THE VACATION DAYS CHOSEN. THIS REQUEST SHALL NOT BE UNREASONABLY WITHHELD.

             IF AN EMPLOYEE'S SCHEDULE IS CHANGED AFTER THE THURSDAY POSTING AS A RESULT OF ANOTHER EMPLOYEE TAKING A VACATION DAY ONE DAY AT A TIME, THERE SHALL BE NO SCHEDULE PENALTY PAID TO SUCH EMPLOYEE.

             SINGLE DAY VACATION WHICH IS NOT SCHEDULED AND APPROVED BY SEPTEMBER 1 OF EACH YEAR WILL BE SCHEDULED BY MANAGEMENT.

      It is understood and agreed that the Company will begin requesting vacation preference selections no sooner than one (1) month prior to the beginning of the calendar year when such vacations become due, and the Company will be allowed to schedule any vacation periods requested from an employee for which the employee fails to submit a selection within three (3) days following the notification of the request for the vacation selection.

         This agreement does not modify or limit the Company's right to schedule vacations contained in Article VI(D) of the Basic Agreement between the Company and the International Union.

Section 6. Employees who have one (1) or more years of service and who are separated from service for any reason will receive vacation pay due them on the following basis: One-twelfth (1/12) vacation credit for each one hundred (100) hours worked in his current calendar year.

         In the event the employment of any such employee is terminated for any reason, the Company shall pay to the employee, or to his beneficiary in the event of his death, all vacation pay due.

Section 7. Company scheduled vacations may be canceled at the employee's option during periods of layoff due to plant shutdown or curtailment of operation. Employees so involved shall lose seniority selection for rescheduled vacation weeks.

Section 8.       Eligibility to bid on and hold vacation relief jobs:

         Classified employees can hold one (1) bid relief job of equal or greater pay.

         Laborers can hold two (2) bid relief jobs.

         (Relief jobs as referred to here are jobs which are held by an employee in addition to his classified job and does not refer to jobs such as Quarry Vacation Relief Man, Relief Man-Raw, Relief Man-Burning, Relief Man-Yard, and Relief Man-Quarry).

Section 9.       Scheduling of vacation during week of Christmas:

         Senior employees will not be allowed to take Christmas week every year if they are junior employees desiring to have this week off who have not had it since the senior employees have.

Section 10.      Assignment of Vacations:

         Whenever it is necessary to assign vacations, assignments will be made on the basis of one (1) week to each employee beginning with the junior employee.

Section 11. Rate of pay for Quarry Vacation Relief Man during his personal vacation periods and holidays:

         The employee permanently classified as Quarry Vacation Relief will be paid Bracket 12 whenever he is on vacation and for holidays not worked.

                                  ARTICLE VIII

                                    HOLIDAYS
                               (B.A. Article VII)

Section 1. Holidays recognized are New Year's Day, Washington's Birthday, Martin Luther King's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, December 24th, Christmas Day. When Christmas Eve falls on Sunday, holidays will be observed on Saturday and Monday.

                                   ARTICLE IX

                                 MISCELLANEOUS
                               (B.A. Article XV)

Section 1. Requirement that maintenance employees progressing to Repairman be able to weld:

         All upgrading Maintenance Helpers are expected to learn to weld as part of their training toward Repairman classification.

Section 2.     Filling of vacancies in clerical group:

         While vacancies in clerical group are not subject to bidding procedure, the Company will post a notice so hourly employees can express a desire to be considered for any vacancy in the group.

Section 3. The parties reaffirm the understanding that the manning of the plant and the job duties of each job are determined solely by the Company.

Section 4. The installation of a Hydra-Life Truck Classification to the Job Classification and Wage Rate Schedule does not permit the Company to replace maintenance personnel with laborer without paying maintenance rates.

Section 5. The Company normally requires a Doctor's statement based on an employee's past record and the particular circumstances involved in the particular absence. Should the Company's supervisor demand a Doctor's statement under circumstances the Local Committee feels unjustified, this complaint shall be brought directly to the attention of the Plant Manager who shall review the complaint for appropriate action.

Section 6. The classifications assigned to operate the Vulcanizing machine will be either a plant or quarry maintenance person. No less than Job Class 17 will be paid to such employee.

Section 7. On a particular assignment, if conditions exist which would pose an immediate threat to the employee's health or safety, he should bring the condition to his supervisor's attention for his review and appropriate action.

Section 8.       The parties to this Supplemental Agreement agree to modify
Article V (o) of the Basic Agreement, first paragraph, to read 15 minutes rather than 30 minutes.

Section 9. The amount of hours spent on Dust Collector premium will be updated and posted weekly.

Section 10. The Company will ensure that the individual(s) who operate the Lorain Crane are qualified.

Section 11. The Company and Union agreed to continue local agreements, #75-1, 76-2, 77-1, 80-1, 80-2 and modified 76-3.

Section 12. The annual posting of attendance records on the plant bulletin board is for information purposes.

Section 13. The Company representatives and plant management will continue to discuss individual overtime problems with the International Union and Local Union representatives to continue to resolve problems where applicable.

Section 14. When an employee on a bid job is assigned to replace an employee who is off work on extended disability, he may request to be returned to his bid classification after six months and the Company will not refuse such request without good and sufficient reason.

Section 15. The Company will review an employee's original disqualification if he should rebid that job or upon request of the local committee.

Section 16.      The Company will post job bids in the main office.

Section 17. The Supervisor will ensure that the phones are answered properly during Plant shutdowns.

Section 18. When an employee turns in his worn out safety shoes for replacement, he may receive rubber safety boots in place of safety shoes if he so requests.

Section 19.      The parking lot will be maintained in satisfactory condition.

Section 20. The Company will continue to work with individuals concerning accommodating their specific problems involving advance scheduling consistent with the interest of efficient plant operations.

Section 21. The Company will notify the Union concerning any substantial change in its waste fuel permit status prior to any Company public announcement of the change.

Section 22. The Company will provide some sort of ground cover to prevent laying in mud when working on mobile equipment in the Quarry.

Section 23. The Company will continue its efforts to remove pigeons and will review removal of accumulated pigeon waste in the power house, and other areas of the plant.

                                   ARTICLE X

                               TERM OF AGREEMENT
                               (B.A. Article XVI)

This Agreement shall have the same effective date and term and is subject to the same conditions and expiration provisions as the Basic Agreement.

IN WITNESS WHEREOF, this Agreement between the parties has been executed by their duly authorized representatives ,1998.


FOR THE MEDUSA CEMENT COMPANY                             FOR THE UNITED CEMENT, LIME
(DIVISION OF MEDUSA CORPORATION)                          GYPSUM AND ALLIED WORKERS
                                                          DIVISION (Boilermakers Union)

-------------------------------------                     ------------------------------------

-------------------------------------                     ------------------------------------

-------------------------------------                     ------------------------------------



FOR THE CLINCHFIELD PLANT                                 FOR LOCAL D-23

-------------------------------------                     -------------------------------------

-------------------------------------                     -------------------------------------

                         WAGE RATES - CLINCHFIELD PLANT

                                                              EFFECTIVE
                                                              ---------
BRACKET          JOB TITLE          5/1/98        5/1/99       5/1/00        5/1/01      5/1/02      5/1/03
-------          ---------        -------------------------------------------------------------------------

1   (1) Laborer                      $13.74       $14.34       $14.89        $15.44      $15.99      $16.64

2   TIRE HANDLER-LABOR                15.91        16.51        17.06         17.61       18.16       18.81

3   Coal Unloader                     16.06        16.66        17.21         17.76       18.31       18.96
    Floorman
    Beltman
    Gypsum Unloader
    Quarry Vacation Relief

4   Vacant                            16.21        16.81        17.36         17.91       18.46       19.11

5   Pump and Binman                   16.36        16.96        17.51         18.06       18.61       19.26
    Sampler
    Raw Bin Man
    Oiler/Laborer
    NO. 830 SWEEPER

6   Oiler                             16.51        17.11        17.66         18.21       18.76       19.41

7   Bulk Weigher                      16.66        17.26        17.81         18.36       18.91       19.56
    Checker
    Truck Driver (yard)
    Fork Lift Operator
    Helper
    Shipping Clerk
    Storeroom Clerk - Progressive
    Lube Man Maintenance - Progressive
    Supersucker Operator

8   Small Payloader Operator          16.81        17.41        17.96         18.51       19.06       19.71

9   Miller                            16.96        17.56        18.11         18.66       19.21       19.86
    Reliefman - Raw
    Hydra-Lift Truck

10  Motor Tender                      17.11        17.71        18.26         18.81       19.36       20.01
    Packers
    Relief Operator - Packing
    Control Attendant Bulk

                         WAGE RATES - CLINCHFIELD PLANT

                                                              EFFECTIVE
                                                              ---------
BRACKET          JOB TITLE            5/1/98     5/1/99        5/1/00     5/1/01       5/1/02      5/1/03
-------          ---------          ---------------------------------------------------------------------


11  Clinker Craneman                  $17.26      $17.86       $18.41     $18.96       $19.51      $20.16
    Locomotive Craneman
    Driller
    Reliefman - Yard
    Storeroom Clerk **
    Crusher Feeder & Cleanup
    Payloader Operator

12  Motor Scraper Operator             17.41       18.01        18.56      19.11        19.66       20.31
    Road Grader Operator
    TRUCK DRIVER - DIESEL
    TRUCK-MOTOR SCRAPER OPERATOR

13  BULLDOZER OPERATOR                 17.56       18.16        18.71      19.26        19.81       20.46

14  Raw Craneman                       17.71       18.31        18.86      19.41        19.96       20.61

15  Mixman                             17.86       18.46        19.01      19.56        20.11       20.76
    Prelmo

16  Vacant                             18.01       18.61        19.16      19.71        20.26       20.91

17  Shovel Operator                    18.16       18.76        19.31      19.86        20.41       21.06
    Loader Operator (Quarry)
    Repairman
    Truck Mechanic (Non-Diesel)
    Dragline Operator
    Lube Man Maintenance
    Quarry Utility
    Relief Operator - Packing
    Bricklayer
    Excavator Operator

18  Electric Repair                    18.31       18.91        19.46      20.01        20.56       21.21

19  Maintenance Electrician            18.46       19.06        19.61      20.16        20.71       21.36
    Physical Tester
    Laboratory Assistant
    Truck Mechanic (Diesel)
    Machinist
    Analyst
    Instrumentman
    Physical Tester & Relief

                         WAGE RATES - CLINCHFIELD PLANT

                                                              EFFECTIVE
                                                              ---------
BRACKET          JOB TITLE             5/1/98    5/1/99        5/1/00    5/1/01        5/1/02      5/1/03
-------          ---------          ---------------------------------------------------------------------

20  Vacant                             $18.61    $19.21        $19.76    $20.31        $20.86      $21.51

21(2)Control Room Attendant             18.76     19.36         19.91     20.46         21.01       21.66
    (2)Relief Man - Burning

When an End Loader is used in the Quarry loading as a supplement to the shovel or is used at any time in the production process, wage Grade 17 shall apply.

When Small Payloader Operator (less than 4 1/2 Yards) is used, wage Grade 8 shall apply.

When Hydra-Lift Truck is used, Wage Grade 9 shall apply.

(1) Laborers hired after May, 1998 shall be paid in accordance with the following schedule:

New Hire Rate                         $10.30       10.76        11.17       11.58      11.99      12.48
I     6 Months after D.O.H.            10.99       11.47        11.91       12.35      12.79      13.31
II    1 Year after D.O.H.              12.37       12.91        13.40       13.90      14.39      14.98
III   1-1/2 Years after D.O.H.         13.74       14.34        14.89       15.44      15.99      16.64

THE COMPANY AGREES TO INCREASE THE NEW HIRE RATE FOR LABORERS TO BEGIN 75% OF BRACKET 1, AFTER SIX MONTHS SERVICE, 80% OF BRACKET 1, AFTER 12 MONTHS OF SERVICE, 90% OF BRACKET 1, AFTER 18 MONTHS OF SERVICE, 100% OF BRACKET 1.



(2)          WAGE RATE FOR  CONTROL ROOM ATTENDANT AND RELIEF MAN BURNING
             EFFECTIVE:

                                     5/1/98       5/1/99       5/1/00      5/1/01      5/1/02    5/1/03
                                     ------------------------------------------------------------------

                                      $19.26       20.11        20.91       21.46      22.01      22.66



** Future holders of this classification shall progress from Bracket 7 to 11 in twenty four (24) months if performance is satisfactory. Review will be made every six months.

                          MEMORANDUM OF UNDERSTANDING


When an employee is notified before the end of his shift but before he has clocked out, to return to work, he shall be considered to be on call-out for pay purposes when he returns to work.

This shall not apply when an employee reports late for such assignment and sufficient work on that assignment is not available to complete four hours of work.

This shall also not apply when an employee is told to report early for his next shift and does not modify Article V(e)(3) of the Basic Agreement.

Mr. Thomas Hawkins
Chairman, Local D23
UNITED CEMENT, LIME GYPSUM AND
ALLIED WORKERS' INTERNATIONAL UNION
Clinchfield Plant

Dear Mr. Hawkins:

It is understood by both the Union and the Company that the Director of Industrial Relations will contact the payroll department of each plant to make arrangements that will allow for S.U.B. payments to be made by the end of the second week an employee is laid off. This arrangement will be made within a six (6) week period following the ratification of the 1975 contracts by the Local Union.

It is further understood that any S.U.B. payments made in advance of meeting the requirement of the existing S.U.B. agreement between the parties will remain subject to Section 7, Recovery of Overpayments, of the S.U.B. Agreement.

Very truly yours,



Peter H. Geis
Director of Labor
 Relations & E.E.O.

              MEMORANDUM OF CLINCHFIELD LOCAL AGREEMENT NO.  75-1


IT IS UNDERSTOOD AND AGREED BY THE MEDUSA CEMENT COMPANY AND THE UNITED CEMENT, LIME AND GYPSUM WORKERS' LOCAL NO. 23 THAT A JOB CLASSIFICATION OF GYPSUM UNLOADER WILL BE ESTABLISHED AT THE CLINCHFIELD PLANT IN PAY GRADE (3). IT IS FURTHER UNDERSTOOD AND AGREED THAT THIS JOB CLASSIFICATION IS ESTABLISHED FOR RATE PURPOSES ONLY AND IS NOT TO BE POSTED FOR BIDS.

THE CONDITIONS OF THIS AGREEMENT WILL BECOME EFFECTIVE ON THE DATE SIGNED BY BOTH PARTIES.



MEDUSA CEMENT COMPANY                                              LOCAL NO. 23

-------------------------------                           ------------------------------

-------------------------------                           ------------------------------

-------------------------------                           ------------------------------


                 MEMORANDUM OF CLINCHFIELD LOCAL AGREEMENT 76-2

IT IS UNDERSTOOD AND AGREED BY THE MEDUSA CEMENT COMPANY AND THE UNITED CEMENT, LIME, AND GYPSUM WORKERS' LOCAL NO. 23 THAT WHEN AN EMPLOYEE IS INSTRUCTED BY MANAGEMENT TO RETURN TO WORK AFTER THE EMPLOYEE HAS PUNCHED OUT, SUCH EMPLOYEE SHALL BE CONSIDERED TO BE ON CALL-OUT UNDER THE CONDITIONS OF ARTICLE V (e) (3) OF THE BASIC AGREEMENT. THIS SHALL SUPERSEDE AND VOID THE PRIOR UNDERSTANDING AND PAST PRACTICE WHERE AN EMPLOYEE HAD TO HAVE BOTH FEET ON THE GROUND AT THE BOTTOM OF THE STEPS AT THE TIME CLOCK BEFORE HE WAS ENTITLED TO RECEIVE CALL-OUT PAY IF ASKED TO STAY.

THE CONDITIONS OF THIS AGREEMENT WILL BECOME EFFECTIVE ON THE DATE SIGNED BY BOTH PARTIES.


MEDUSA CEMENT COMPANY                                              LOCAL NO. 23

_______________________DATE _______                       _______________________DATE _______

_______________________DATE _______                       _______________________DATE _______

_______________________DATE _______                       _______________________DATE _______


                             MEDUSA CEMENT COMPANY

                               CLINCHFIELD PLANT

LOCAL AGREEMENT NO. 76-3

It is agreed and understood by the Medusa Cement Company and the United Cement, Lime and Gypsum Workers' Local No. 23 that in the awarding of all future permanent vacancies, qualifications (skill and ability) gained through temporary assignment to a job will not be considered in determining the successful bidder for the job bid. It is further agreed and understood that the above interpretation will apply only to the initial job posted for bid, and will not apply to subsequent jobs posted for bid which result from the vacancy created by the initial job award.

The conditions of this agreement become effective on September 10, 1976.


MEDUSA CEMENT COMPANY                                              LOCAL NO. 23

-------------------------------                           ------------------------------

-------------------------------                           ------------------------------

-------------------------------                           ------------------------------

Additional Language - Local Agreement 76-3


Experience gained through temporary assignment to a job will not be considered in determining the successful bidder in job brackets 1 through 10, regardless of whether or not it is an initial bid or subsequent bid.

If the Union determines that evidence indicates that the Company is pre-training certain employees so that employees are being discriminatorily selected for a particular job opening, it may present this allegation in the form of a grievance which will commence at the third step of the grievance procedure.

If an employee wishes to meet with the Administrative Assistant to exercise his wish to be trained on another classification, he may do so, and his request will be given careful consideration.




-----------------------------------
Peter H. Geis

                                    12-13-77


                                AGREEMENT # 77-1

                          RE:  Filling Overtime Needs


It is hereby agreed and understood that when overtime work is needed for non-shift workers, company management will ask available qualified persons in the job class involved to do the work. And if no qualified person accepts the overtime, then the lowest man in overtime qualified to do the work will be required to fill the overtime need.

In the case of shift workers, they will still be required to stay on overtime if necessary until they are relieved.

Date           For the Union                             Date           For the Company
----           -------------                             ----           ---------------

-------        -----------------------                   ------         -----------------------

-------        -----------------------                   ------         -----------------------

This letter is not intended by the parties to change the plant's overtime equalization procedures.



                                    4/24/94

                 MEMORANDUM OF CLINCHFIELD LOCAL AGREEMENT 80-1




It is understood and agreed by the Medusa Cement Company and the United Cement, Lime and Gypsum Workers' Local No. 23 that historically and customarily the delivery of parts and supplies to the Clinchfield, Georgia plant has been performed by both bargaining unit and non-bargaining unit employees as well as numerous vendors, truck drivers, salespersons, suppliers, etc. This agreement is to recognize this fact and to reduce the incidents of parts and supplies being delivered by non-bargaining unit Medusa employees.

It is understood and agreed that the following conditions will become effective on the date signed by both parties:


           Whenever it is necessary for a Medusa employee to travel beyond a fifteen (15) mile radius of the Clinchfield, Georgia plant to pick up parts and supplies, a bargaining unit employee will be utilized to operate the vehicle except when:

           A. It is necessary for a non-bargaining unit employee to select or identify the needed parts and supplies.

           B. A non-bargaining unit employee is already in the vicinity of the location where the parts and supplies are to be acquired.


          UNION                                                     COMPANY
          -----                                                     ------

-----------------------------                             -----------------------------

-----------------------------                             -----------------------------

-----------------------------                             -----------------------------

                 MEMORANDUM OF CLINCHFIELD LOCAL AGREEMENT 80-2



It is understood and agreed by the Medusa Cement Company and the United Cement, Lime and Gypsum Workers' Local 23 that a job classification of "SUPERSUCKER OPERATOR" will be established at the Clinchfield Plant in Pay Grade Seven (7). It is further understood and agreed that this classification is established for rate purposes only and is not to be posted for bids.

The conditions of this agreement will become effective on the date signed by both parties.



MEDUSA CEMENT COMPANY                                        LOCAL 23

-----------------------------                                -------------------------------

-----------------------------                                -------------------------------

                                                             -------------------------------

                               CLINCHFIELD PLANT

                                  SENIORITY                                              SENIORITY
NAME                              DATE                          NAME                     DATE
----                              ----                          ----                     ----

Marvin Fowler                     02/11/56                      James Felder, Jr.          01/21/74
Richard Tharpe                    01/25/65                      Tom Earl Dean              01/22/74
Charles A. Boswell III            03/17/66                      Alton F. Johnson           01/22/74
Kerney E. Hair                    02/16/68                      Tommy Earl Hawkins         01/28/74
Wayne Earl Sanders                02/19/68                      Thomas C. White            01/28/74
Willie B. Sparks                  02/19/68                      George W. Law              03/14/74
Bobby Ray Law                     02/26/68                      Arzell Jackson             03/26/74
Mike Lamar Goslin                 02/28/68                      Kelly A. Hammock           04/01/74
Jimmy Roy Law, Jr.                07/10/69                      Ruben Smith                04/02/74
Tyrone Mizell                     11/20/69                      Kenneth R. Brannen         04/10/74
James Askew                       08/24/70                      Eddie B. Radford           04/22/74
Linton A. Brannen                 11/16/70                      Richard Brooks             05/14/74
George F. Johnson                 11/16/70                      Robert C. Semple           01/10/78
Larry G. Walton                   11/27/70                      William T. Whiggum         01/16/78
John W. Lockerman                 12/14/70                      Steve A. Harris            01/17/78
James Q. Kemp, Jr.                02/01/71                      George Taylor, Jr.         01/23/78
Marvin Peavy                      02/16/71                      Fred B. Graham             01/23/78
Stephen Thompson                  02/16/71                      Randy Lee Cannon           01/23/78
Jesse W. Lucas                    06/29/71                      Ronnie D. Thompson         01/23/78
Joseph E. Goodroe                 08/09/71                      Tim F. Yawn                01/23/78
Jerry Clarington                  08/31/71                      Billy L. Barrett, Jr.      02/02/78
Arthur C. Singletary              10/12/71                      Clayton D. Bryant          02/13/78
Kenneth Collier                   11/03/71                      Larry B. Peacock           02/21/78
Rayford S. Fendley                03/19/73                      Jordan Cainion             02/27/78
Michael Witherington              03/19/73                      Edward Simon               02/27/78
Johnnie J. Gilbert                04/23/73                      Milton Woolfolk            02/27/78
William Kendrick                  08/28/73                      James Gary Giles           03/06/78
Warren L. Talton                  11/05/73                      Joann Wimberly             03/06/78
Bobby E. Davis                    11/13/73                      Perry T. Streetman, III    03/27/78
Willard F. Carter                 01/02/74                      Milton McWilliams          04/03/78
Bobby W. Doherty                  01/21/74                      Robert Rice                05/30/78

                               CLINCHFIELD PLANT


                                  SENIORITY                                              SENIORITY
NAME                              DATE                          NAME                     DATE
----                              ----                          ----                     ----

Donald R. Williams                10/30/78                      James D. Holmes, III       05/12/87
Jason Dave Harpe                  04/15/79                      Jeffrey T. Preston         05/12/87
Leon Holmes                       10/13/79                      Randall S. Dean            06/02/87
Donald R. Holder                  09/25/84                      Charles W. Walters         09/30/87
David Middlebrooks                09/25/84                      Donald Wright              09/30/87
Danny Benton                      09/28/84                      John Scott, Jr.            04/11/89
Buddy M. Sheffield                05/21/85                      Lonnie F. McClintic        02/27/90
Joe S. Davis                      05/21/85                      Kyle S. Ellis              02/26/91
Danny Solomon                     05/21/85                      Ernest F. Holmes, Jr.      04/02/91
Ernest G. Hardy                   05/21/85                      Calvin Dennis              04/02/91
Donald R. Ussery                  09/04/85                      Andrew R. Kistler          09/18/91
Calvin A. Sheppard                09/04/85                      Frank Howell, Jr.          03/16/93
Robert Wayne Smith                09/24/85                      Ralph Brooks               03/16/93
Billy E. Henry                    09/24/85                      Charles F. Lewis, Jr.      03/16/93
Milton Taylor                     11/19/85                      Corey Norwood              04/06/93
Joseph L. Adams                   11/19/85                      Matthew L. Karros          03/21/95
Andy L. Moss                      02/05/86                      Bettina K. Marshall        03/21/95
Lamar W. Mobley                   02/05/86                      Oscar P. Small             03/21/95
Joseph Spivey                     02/05/86                      *Jaime Rullan, Jr.         03/01/96
Ralph J. Carroll                  05/20/86                      Sammy Page                 04/08/96
Gary W. Bramlett                  07/22/86                      Eric E. Thiele             12/10/96
Rodney Norwood                    07/22/86
Robert G. Layson                  09/02/86
Jimmy Harris                      09/02/86
Benjamin F. Ussery                09/22/86
Gregory M. Dunn                   10/06/86

                                               * Company Seniority Date 08/01/79